UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.    )
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PENWEST PHARMACEUTICALS CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 Penwest Pharmaceuticals Co.

39 Old Ridgebury Road, Suite 11
Danbury, Connecticut 06810-5120

          , 2009

Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders of Penwest Pharmaceuticals Co. to be held on June 10, 2009 at 10:00 a.m., local time, at 39 Old Ridgebury Road, Danbury, Connecticut 06810.

This year’s meeting is very important. At this meeting, we have proposed a slate of director nominees, an amendment to our 1997 employee stock purchase plan and a vote to ratify the appointment of our auditors. Two shareholders of the company have provided notice that they intend to nominate and solicit proxies for their own nominees for election as directors at the annual meeting and to make a number of shareholder proposals for consideration at the meeting, all of which our board of directors believes are not in the best interests of our company.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF OUR DIRECTOR NOMINEES AND OUR OTHER PROPOSALS AND “AGAINST” THE SHAREHOLDER PROPOSALS FROM THESE SHAREHOLDERS ON THE ENCLOSED WHITE PROXY CARD.

We sincerely hope you will be able to attend our annual meeting. We consider the votes of all shareholders important, whether you own a few shares or many. Whether or not you plan to attend the meeting, please vote as soon as possible, following the instructions on the enclosed WHITE proxy card. Please note that you may only vote your shares on one proxy card. If you submit our WHITE proxy card and any proxy card furnished by any other person, the last-dated proxy card submitted by you for the annual meeting will be the proxy card used for the determination of how to vote your shares at the annual meeting. You may vote by proxy over the Internet, by telephone or by mail by completing, signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. You may revoke your proxy at any time before its exercise at our annual meeting.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in Penwest.

Your vote is extremely important. If you have any questions or require any assistance in voting your shares, please call our proxy solicitor, Mackenzie Partners, Inc., toll-free at (800) 322-2885.

Very truly yours,

Jennifer L. Good
President and Chief Executive Officer

PENWEST PHARMACEUTICALS CO.
39 Old Ridgebury Road, Suite 11
Danbury, Connecticut 06810-5120

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

Time and Date	10:00 a.m., local time, on Wednesday, June 10, 2009
Place	39 Old Ridgebury Road, Danbury, Connecticut 06810
Items of Business	At the meeting, we will ask you and our other shareholders to:
(1) elect two class III directors for a term to expire at the 2012 annual meeting of shareholders;
(2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009;
(3) approve an amendment to our 1997 employee stock purchase plan to increase the number of shares of common stock authorized for issuance under the plan to 428,000 shares; and, if properly presented at the meeting, to vote on shareholder proposals to:
(4) amend our bylaws to require that annual meetings be held every April 30 (or the next business day);
(5) amend our bylaws to require the approval of 75% of the directors in office for various specified actions;
(6) request the board to take prompt and thoughtful action to wind down substantially all of our operations; and
in any case, to:
(7) transact any other business as may properly come before the meeting or any adjournment of the meeting.
The board of directors has no knowledge of any other business to be transacted at the annual meeting.
Record Date	You are entitled to notice of and to vote at our 2009 annual meeting if you were a shareholder of record at the close of business on April 7, 2009.
Proxy Voting	Whether or not you plan to attend the meeting, please vote as soon as possible. You may only vote your shares on one proxy card. If you submit our WHITE proxy card and any proxy card furnished by any other person, the last-dated proxy card submitted by you for the annual meeting will be the proxy card used for the determination of how to vote your shares at the annual meeting. You may vote by proxy over the Internet, by telephone or by submitting your proxy card by completing, signing, dating and returning your proxy card in the postage paid envelope provided. Your vote is important, whether you own a few shares or many. You may revoke your proxy at any time before its exercise at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/  Frank P. Muscolo
Frank P. Muscolo
Corporate Secretary

Danbury, Connecticut
          , 2009

MATTERS RELATING TO ELECTION OF DIRECTORS AND SHAREHOLDER PROPOSALS

Our board of directors, on the recommendation of our nominating and governance committee, has set the number of directorships in class III at two, as it is authorized to do under Section 3.2 of our bylaws, and our board has nominated W. James O’Shea and Joseph Edelman for those seats. Both individuals have submitted written consents to be so nominated and to be named as nominees in this proxy statement. We consider Mr. O’Shea, an incumbent director, to be well qualified and to have been a valuable contributor to our board of directors since he joined our board in 2007. We are also aware that some shareholders believe that the board has not sufficiently reflected the perspective of Tang Capital Partners, LP (often referred to in this document as Tang Capital) and Perceptive Life Sciences Master Fund Ltd., of which Mr. Edelman is chief executive officer (often referred to in this document as Perceptive), on key elements of our business objectives and strategy. We consider Mr. Edelman to be qualified to serve as a director and to be the preferable candidate among the Tang Capital/Perceptive nominees. Our decision to nominate Mr. Edelman ensures that the perspective of such shareholders will be reflected on our board.

Please note that Tang Capital and Perceptive have provided notice that they intend to nominate their own nominees, including Mr. Edelman, for election as class III directors at the 2009 annual meeting, put a number of shareholder proposals to a vote and solicit proxies for use at the annual meeting to vote in favor of their board nominees and proposals. Our board of directors opposes the election of any director nominee of Tang Capital and Perceptive, other than Mr. Edelman, and does not believe that the adoption of their proposals is in the best interest of our shareholders. You may receive proxy solicitation materials from Tang Capital and Perceptive or other persons or entities affiliated with them, including an opposition proxy statement and proxy card.

THE BOARD URGES YOU NOT TO SIGN OR RETURN ANY GOLD OR OTHER PROXY CARD SENT TO YOU BY TANG CAPITAL AND PERCEPTIVE OR ANY PERSON OTHER THAN PENWEST.

INCLUDED WITH THIS PROXY STATEMENT IS A WHITE PROXY CARD WHICH WILL ALLOW YOU TO VOTE ON THE ELECTION OF OUR BOARD’S DIRECTOR NOMINEES AS WELL AS THE TANG CAPITAL AND PERCEPTIVE SHAREHOLDER PROPOSALS.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF OUR BOARD’S DIRECTOR NOMINEES AND “AGAINST” THE SHAREHOLDER PROPOSALS ON THE ENCLOSED WHITE PROXY CARD.

Even if you have previously signed a proxy card sent by another party, you have the right to change your vote by using the enclosed WHITE proxy card, and you may submit your proxy by telephone, by Internet, or by signing, dating, and returning the enclosed WHITE proxy card in the postage-paid envelope provided. You may only submit one proxy card in connection with the annual meeting. Only the latest dated proxy card you submit will be counted.

PENWEST PHARMACEUTICALS CO.
39 Old Ridgebury Road, Suite 11
Danbury, Connecticut 06810-5120

PROXY STATEMENT

For our Annual Meeting of Shareholders to be held on June 10, 2009

Penwest Pharmaceuticals Co., a Washington corporation (often referred to as “Penwest,” “we” or “us” in this document), has made these proxy materials available to you on the Internet and has delivered paper copies of these materials to you by mail in connection with our 2009 Annual Meeting of Shareholders to be held at the Corporate Center at 39 Old Ridgebury Road, Danbury, Connecticut 06810 on Wednesday, June 10, 2009 at 10:00 a.m., local time, and at any adjournment thereof. As a shareholder, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement. If you need directions for the annual meeting to attend and vote in person, please call our Corporate Secretary at (877) 736-9378.

This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The accompanying proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

The proxy materials include our proxy statement for the meeting and a WHITE proxy card for the meeting.

We are mailing this proxy statement and the enclosed proxy card to our shareholders on or about          , 2009.

Please note that we have received notice from Tang Capital and Perceptive of their intention to nominate their own nominees, including Mr. Edelman, who we refer to as the Tang Capital/Perceptive nominees, for election to our board of directors at the annual meeting. Tang Capital and Perceptive have also provided notice that they intend to make a number of shareholder proposals for consideration at the meeting, which we refer to as the Tang Capital/Perceptive shareholder proposals. Our board does not endorse the Tang Capital/Perceptive nominees, other than Mr. Edelman, or the Tang Capital/Perceptive shareholder proposals. We urge shareholders NOT to vote any proxy card that you may receive from Tang Capital and Perceptive.

Our board unanimously urges you to vote our WHITE proxy card and to vote FOR our director nominees and AGAINST the Tang Capital/Perceptive shareholder proposals. Our board unanimously believes that W. James O’Shea and Joseph Edelman, the board’s nominees for director, will better serve the interests of our shareholders than the Tang Capital/Perceptive nominees, other than Mr. Edelman, and that the Tang Capital/Perceptive shareholder proposals are not in the best interests of our shareholders.

Please also note that we are not responsible for the accuracy of any information contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Tang Capital and Perceptive or any other party or any other statements that any other party may otherwise make.

IMPORTANT

If you have any questions about how to ensure that your shares are voted at the annual meeting in accordance with your wishes, please call our proxy solicitor:

105 Madison Avenue
New York, NY 10016
proxy@mackenziepartners.com
(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885

Important Notice Regarding the Availability of Proxy Materials for the Meeting

This proxy statement, our annual report to shareholders and our annual report on Form 10-K for fiscal year 2008 are available electronically at http://materials.proxyvote.com/709754.

Additionally, you can find our annual report on Form 10-K for the year ended December 31, 2008 through the Securities and Exchange Commission’s electronic data system, called EDGAR, at www.sec.gov. You may also obtain a printed copy of our annual report on Form 10-K, free of charge, from us by sending a written request to: Penwest Pharmaceuticals Co., Attention: Corporate Secretary, 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810-5120.

INFORMATION ABOUT THE ANNUAL MEETING

Who may vote?

Holders of record of our common stock at the close of business on April 7, 2009, the record date for the annual meeting, are entitled to one vote per share on each matter properly brought before the meeting. As of the close of business on April 7, 2009, 31,723,442 shares of our common stock were outstanding.

How may I vote?

If you are a shareholder of record (meaning that you hold shares in your name in the records of our transfer agent, BNY Mellon Shareowner Services), you may vote your shares at the meeting in person, by mail, by telephone or over the Internet:

•	To vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

•	To vote by mail, you must mark, sign and date the WHITE proxy card and then mail the WHITE proxy card in the enclosed postage-paid envelope.

•	To vote by telephone, follow the instructions on the WHITE proxy card.

•	To vote over the Internet, follow the instructions on the WHITE proxy card.

Instructions for providing a proxy to Tang Capital and Perceptive will presumably be furnished by them.

PLEASE BE AWARE THAT YOU CANNOT VOTE FOR OUR NOMINEES ON ANY PROXY CARD PROVIDED BY TANG CAPITAL AND PERCEPTIVE. TO VOTE FOR BOTH MR. O’SHEA AND MR. EDELMAN YOU MUST FOLLOW THE INSTRUCTIONS ON THE WHITE PROXY CARD OR ATTEND THE ANNUAL MEETING IN PERSON.

All proxies will be voted in accordance with the instructions of the shareholders. If no choice is specified, then the designated persons will vote your shares in accordance with the recommendation of our board of directors. Our board recommends that you vote FOR the election of Mr. O’Shea and Mr. Edelman, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009, and FOR the amendment to our 1997 employee stock purchase plan to increase the number of shares of common stock available for issuance thereunder. Our board recommends that you vote AGAINST each of the Tang/Perceptive shareholder proposals. You may only vote your shares on one proxy card. If you submit our WHITE proxy card and any proxy card furnished by Tang Capital and Perceptive or any other person, the last-dated proxy card submitted by you for the annual meeting will be the proxy card used for the determination of how to vote your shares at the annual meeting.

IMPORTANT

If you have any questions about how to ensure that your shares are voted at the annual meeting in accordance with your wishes, please call our proxy solicitor:

105 Madison Avenue
New York, NY 10016
proxy@mackenziepartners.com
(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885

How may I vote my shares if I hold them in “street name?”

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms may solicit voting instructions over the Internet or by telephone.

Under the rules of The NASDAQ Stock Market, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of the appointment of our independent registered public accounting firm (proposal two) is a discretionary item. The election of directors (proposal one), the approval of the amendment to our 1997 employee stock purchase plan (proposal three) and the Tang/Perceptive shareholder proposals (proposals four, five and six) are all non-discretionary items. Accordingly, if you do not give instructions to your bank or brokerage with respect to such proposals, or if your bank or brokerage firm does not exercise its discretionary authority with respect to such proposals, your shares will be treated as “broker non-votes” on these particular matters. “Broker non-votes” are shares with respect to which a bank or brokerage firm does not receive voting instructions from the beneficial holder and does not have or exercise the discretionary authority in voting on a proposal.

What do I need for admission to the annual meeting?

You are entitled to attend the annual meeting in person only if you are a shareholder of record or a beneficial owner of our stock as of the close of business on April 7, 2009, or if you hold a valid proxy for the annual meeting. If you are the shareholder of record, your name will be verified against the list of shareholders of record prior to your admittance to the annual meeting. You should be prepared to present photo identification for admission. If you held your shares in street name, you should provide proof of beneficial ownership on the record date, a copy of the WHITE voting-instruction card provided by your broker, bank, or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

How may I change my vote?

If you are a shareholder of record, even if you complete and return a proxy card, you may revoke it at any time before it is exercised by:

•	sending written notice to our Corporate Secretary at our address above;

•	granting another proxy with a later date (which automatically revokes the earlier proxy); or

•	attending the meeting, notifying our Corporate Secretary that you are present and revoke your proxy, and then voting by ballot.

Attendance at the annual meeting will not itself be deemed to revoke a proxy unless the shareholder gives affirmative notice at the annual meeting that the shareholder intends to revoke the proxy and vote in person. If you own shares in street name, your bank or brokerage firm should provide you with instructions for changing your vote.

What should I do if I receive a proxy card from Tang Capital and Perceptive?

Tang Capital and Perceptive have provided notice that they intend to nominate their own nominees, including Mr. Edelman, for election as directors at the annual meeting, make the Tang Capital/Perceptive shareholder proposals and solicit proxies for use at the annual meeting to vote in favor of their nominees and their proposals. You may receive proxy solicitation materials from Tang Capital and Perceptive, including an opposition proxy statement and proxy card.

OUR BOARD URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY TANG CAPITAL AND PERCEPTIVE.

You may only vote your shares on one proxy card. If you submit our WHITE proxy card and any other proxy card furnished by Tang Capital and Perceptive or any other person, the last-dated proxy card submitted by you for the annual meeting will be the proxy card used for the determination of how to vote your shares at the annual meeting. Even if you have previously signed a proxy card sent by Tang Capital and Perceptive, you have the right to change your vote by following the instructions on the WHITE proxy card and submiting your proxy by telephone or by internet or by signing, dating, and mailing the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will be counted. We urge you to disregard any proxy card sent to you by Tang Capital and Perceptive or any person other than us.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of at least 15,861,722 shares, representing a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting.

Shares of common stock present in person or represented by proxy (including “broker non-votes” and shares that are abstained or withheld, or with respect to which no voting instructions are provided for one or more matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each matter?

Proposal One

Under our bylaws, the two nominees for director receiving the highest number of votes cast FOR election as class III directors will be elected as class III directors, regardless of whether any of those numbers represents a majority of the votes cast.

On our WHITE proxy card, you may vote FOR both of our nominees, WITHHOLD your vote from both of our nominees or WITHHOLD your vote from either one of our nominees.

Proposals Two, Three and Six

The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting on the matter is needed to approve each of proposal two (ratification of selection of our independent registered public accounting firm), three (approval of an amendment to our 1997 employee stock purchase plan) and six (approval of a proposal to request our board to take action to wind down our business). Please note that proposal six is a nonbinding advisory proposal.

Proposals Four and Five

Under our bylaws, the affirmative vote of the holders of two-thirds of our outstanding shares of common stock entitled to vote is required to approve each of proposal four (approval of an amendment of our bylaws to require the annual meeting to be held on April 30 of each year) and proposal five (approval of an amendment of our bylaws to require the approval of 75% of our board on certain matters).

How will votes be counted?

Each share of common stock will be counted as one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter or as being cast if (1) the holder of the shares either withholds authority in the proxy to vote for a particular director nominee, or abstains from voting on a particular matter, or (2) the shares are broker non-votes. As a result, withheld shares, abstentions and broker non-votes will have no effect on the outcome of voting on proposals one, two, three and six. Abstentions and broker non-votes will have the same effect as votes against proposals four and five.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote:

•	FOR proposal one — elect our two nominees to the board of directors;

•	FOR proposal two — ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009;

•	FOR proposal three — approve the amendment to our 1997 Employee Stock Purchase Plan.

•	AGAINST proposal four — approve the amendment of our bylaws to require that annual meetings be held every April 30 (or the next business day in the event April 30 falls on a non-business day);

•	AGAINST proposal five — approve the amendment of our bylaws to require the approval of 75% of the directors in office for various specified actions; and

•	AGAINST proposal six — request the board to take prompt and thoughtful action to wind down substantially all of our operations

Will any other business be conducted at the annual meeting?

Our board of directors does not know of any other business to be conducted or matters to be voted upon at the meeting. Under our bylaws, the deadline for shareholders to notify us of nominations for director to be presented for action at an annual meeting is 120 days in advance of the date of the annual meeting. Shareholders must provide written notice to us of any proposals to be presented for action at the annual meeting, other than the nomination of a director, not less than 60 days nor more than 90 days prior to the meeting. However, if we provide less than 70 days notice or prior public disclosure of the date of the annual meeting to our shareholders, we must receive the notice no later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Both of these deadlines have passed. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter.

Who pays for the solicitation of proxies?

We will bear the costs of soliciting proxies on the WHITE proxy card. In addition to solicitations by mail, our directors, officers and employees identified on Appendix A, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, e-mail, messenger or in person. We may also solicit shareholders through press releases issued by us, advertisements in periodicals and postings on our website.

We have also retained Mackenzie Partners, Inc. to assist in the solicitation of proxies, for a fee estimated to be up to approximately $150,000 plus out-of-pocket expenses. In addition, we have agreed to indemnify Mackenzie Partners against certain liabilities arising out of or in connection with the engagement. Mackenzie Partners has advised us that approximately 25 of its employees will be involved in the proxy solicitation by Mackenzie Partners on our behalf. Total expenses in connection with the solicitation are currently estimated to be at $     , of which $10,000 has been expended to date. We have requested brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable out-of-pocket expenses in connection with this distribution.

How and when may I submit a proposal for the 2010 annual meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement and proxy card for our 2010 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. We must receive your proposal intended for inclusion in the proxy statement at the address noted below no later than January   , 2010. However, if the proposed amendment to our bylaws changing the date of the annual meeting to April 30 is approved and, as a result, the 2010 annual meeting is held more than

30 days earlier than the 2009 annual meeting was held in 2009, we will advise you of the date by which you must submit proposals in one of our quarterly reports on Form 10-Q.

If you wish to present a proposal at the 2010 annual meeting, other than the nomination for a director, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must give written notice to us at the address noted below. Our bylaws specify the information that must be included in any such notice, including a brief description of the business to be brought before the annual meeting and the name of the shareholder proposing such business. We must receive this notice at least 60 days, but not more than 90 days, prior to the 2010 annual meeting of shareholders. However, if we provide less than 70 days notice or prior public disclosure of the date of the 2010 annual meeting of shareholders, we must receive this notice no later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first.

If you wish to nominate an individual for election to our board of directors at the 2010 annual meeting, we must receive a notice from the shareholder of the intent to make a nomination no later than 120 days in advance of the 2010 annual meeting of shareholders.

Any proposals, notices or information about shareholder proposals should be sent to:

Penwest Pharmaceuticals Co.
39 Old Ridgebury Road, Suite 11
Danbury, Connecticut 06810-5120
Attention: Corporate Secretary

Householding of Annual Meeting Materials

To reduce the expenses of delivering duplicate proxy materials to our shareholders, we are relying upon SEC rules that permit us to deliver only one proxy statement and annual report to multiple beneficial owners who share an address unless we received contrary instructions from any beneficial owner at that address. If you hold your shares in “street name” (i.e., in the name of a bank, broker or other nominee), share an address with another beneficial owner, and have received only one proxy statement and annual report, you may contact the bank, broker or other nominee to request a separate copy of these materials or to discontinue householding. You may also request separate copies of our proxy statement and annual report by contacting us at: Corporate Secretary, Penwest Pharmaceuticals Co., 39 Old Ridgebury Road, Suite 11, Danbury, CT 06810, or by calling us at (203) 796-3700.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our board of directors is divided into three classes, and it currently consists of three class I directors (Christophe Bianchi, Paul E. Freiman and Jennifer L. Good), three class II directors (Peter F. Drake, David P. Meeker and Anne M. VanLent) and three class III directors (Robert J. Hennessey, W. James O’Shea and John N. Staniforth). The term of each class of directors is three years, and the terms of the three classes are staggered so that only one class is elected each year. At each annual meeting of shareholders, directors are elected to serve for a three-year term to succeed the directors of the same class whose terms are then expiring. The class I, class II and class III directors were elected to serve until the annual meeting of shareholders to be held in 2010, 2011 and 2009, respectively, and until their respective successors are elected and qualified. Existing directors are granted the power to fill a vacancy that occurs on the board of directors, and any director elected to fill a vacancy is entitled to serve until the next annual meeting of shareholders.

As it is authorized to do under Section 3.2 of our bylaws, our board of directors, on the recommendation of our nominating and governance committee, has set the number of directorships in class III at two, effective as of the 2009 annual meeting, and has nominated W. James O’Shea and Joseph Edelman for those seats. Both individuals have submitted written consents to be so nominated and to be named as nominees in this proxy statement. We consider Mr. O’Shea, an incumbent director, to be well qualified and to have been a valuable contributor to our board of directors since he joined our board in 2007. We are also aware that some shareholders believe that the board has not sufficiently reflected the perspective of Tang Capital and Perceptive, of which Mr. Edelman is chief executive officer, on key elements of Penwest’s business objectives and strategy. We consider Mr. Edelman to be qualified to serve as a director and to be the preferable candidate among the Tang Capital/Perceptive designees. Our decision to nominate Mr. Edelman ensures that such perspective will be reflected on our board.

Robert Hennessey and John Staniforth, class III directors with terms expiring at the 2009 annual meeting, will not be standing for re-election. Mr. Hennessey does not satisfy one of the criteria under our corporate governance guidelines to stand for reelection due to his age, and Dr. Staniforth has advised our board that he does not wish to stand for reelection at the 2009 annual meeting. We expect each of Mr. Hennessey and Dr. Staniforth to continue to serve as a director until the 2009 annual meeting.

The persons named in the WHITE proxy card will vote to elect Mr. O’Shea and Mr. Edelman as class III directors, unless the proxy is marked otherwise. Mr. O’Shea is currently a director, and has indicated a willingness to continue to serve as a director, if elected. Mr. Edelman has consented in writing to be nominated as a director and to be named as a nominee in this proxy statement. If either nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

No director, director nominee or executive officer is related by blood, marriage or adoption to any other director, director nominee or executive officer. No director, director nominee or executive officer, or any associate of any such director, director nominee or executive officer, is a party adverse to us, or has a material interest adverse to us, in any legal proceeding, although Perceptive was a party to the litigation described below, which has been voluntarily dismissed. No director, director nominee or executive officer has any interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting, other than the proposed election of our nominees to office and the Tang/Perceptive non-binding proposal to wind down the company’s operations, which, if approved and implemented, could result in the termination of all such individuals’ further association with the company.

Our board of directors recommends a vote FOR our nominees, Mr. O’Shea and Mr. Edelman.

Certain Matters Relating to this Year’s Election

On October 23, 2008, Perceptive filed an amendment to its Schedule 13D filings to state that it intended to discuss various issues with us and to participate in and influence Penwest’s affairs by voting its shares.

On November 21, 2008, Perceptive sent and publicly disclosed a letter to our board of directors expressing (in its words) “certain concerns with the direction of Penwest’s management.” In response to Perceptive’s letter, on December 4, 2009, our chief executive officer, Jennifer Good, and our then chief financial officer held a meeting with Mr. Edelman and other representatives of Perceptive to discuss our business strategy. On December 19, 2008, Perceptive sent and publicly disclosed another letter expressing similar types of concerns. Following this letter, our chairman, Paul Freiman, corresponded with Mr. Edelman on January 1 and 5, 2009. On January 9, 2009, upon the request of Tang Capital, Ms. Good, our chief medical officer, Dr. Thomas Sciascia, and our senior vice president of pharmaceutical development, Dr. Amale Hawi, had a telephone conversation with representatives of Tang Capital regarding our A0001 program.

On January 12, 2009, Tang Capital, which had also previously been reporting its beneficial ownership of Penwest shares on Schedule 13G, reported its share ownership on Schedule 13D, stating that on January 9, 2009, Tang Capital and Perceptive had reached a mutual understanding to work together to jointly make board nominations and take other actions. Perceptive amended its Schedule 13D on the same date to report the same understanding.

Also on January 12, 2009, Tang Capital and Perceptive sent and publicly disclosed a letter recommending three Tang Capital/Perceptive designees for consideration by the nominating and governance committee for inclusion in our slate of board nominees. They also sent and publicly disclosed a notice of their intention to nominate the same three designees for election to the board at the 2009 annual meeting. We subsequently notified Tang Capital and Perceptive that our nominating committee would assess their three designees using the same criteria and the same process as for other candidates and we requested certain information from them.

On January 22, 2009, we issued a press release announcing our focused priorities for 2009 and a consequent reduction in staffing.

On February 2, 2009, at the request of Tang Capital, Mr. Freiman met with a representative of Tang Capital to discuss the proxy contest but no agreements or understandings were arrived at.

On February 18, 2009, Mr. Freiman met with representatives of Perceptive, including Mr. Edelman, to discuss the proxy contest but no agreements or understandings were arrived at.

On March 3, 2009, Tang Capital and Perceptive sent and publicly disclosed a letter urging our board to substantially wind down Penwest’s operations. On March 12, 2009, we sent and publicly disclosed a letter in reply to the March 3 letter and we also publicly announced the adoption of our shareholder rights plan in the same communication.

On March 12, 2009, Tang Capital and Perceptive requested in writing that we provide them with a list of our shareholders and related shareholder information, which we refer to as the “stock list demand”. On March 19, 2009, our counsel notified counsel to Tang Capital and Perceptive that materials responsive to the stock list demand would be provided to them after they entered into a customary confidentiality agreement. Tang Capital and Perceptive subsequently entered into such agreement and such materials were provided to them.

In their letter dated March 12, 2009, Tang Capital and Perceptive also requested that we provide them with various types of corporate records as to which they have an unqualified statutory inspection right and additional types of corporate records as to which they do not have an unqualified statutory inspection right. The former types of corporate records have been provided or made available to them. On March 24, 2009, our counsel informed counsel to Tang Capital and Perceptive that, in its view, certain of the requested records were outside the scope of the types of records that shareholders have a right to inspect under the Washington Business Corporation Act and that the requirements of the Washington Business Corporation Act section relating to qualified statutory inspection rights had not been satisfied. By letter dated April 6, 2009, counsel for Tang Capital reiterated the inspection request and responded to our counsel’s March 24, 2009 letter. On April 13, 2009, our counsel responded to that letter, reiterating the view that certain of the records were outside of the scope of records for which the Washington Business Corporation Act permits a statutory inspection right and that certain of the conditions to qualified statutory inspection rights had not been satisfied.

On March 12, 2009, Tang Capital and Perceptive brought suit against us in the Superior Court of the State of Washington, Thurston County (Tang Capital Partners, et al. v. Penwest Pharmaceuticals Co., No. 09-2-00617-0), seeking declaratory and injunctive relief to uphold their claims that their nomination notice had satisfied the requirements set forth in our bylaws and requesting that the court issue an order preventing us from seeking to disallow or otherwise prevent or not recognize their nominations, or the casting of votes in favor of their designees, on the basis that they had not complied with the provisions of our bylaws or applicable state law. On March 13, 2009, Tang Capital and Perceptive moved for a preliminary injunction to enjoin us from mailing any ballots to shareholders that contain director nominees and enjoining any shareholder vote on individuals nominated for the board of directors unless their three designees are permitted to be nominated and votes are permitted to be cast in their favor, or a court resolves the merits of their declaratory judgment action described above. On March 20, 2009, we confirmed in writing that Tang Capital and Perceptive’s nomination notice had been timely received and that, assuming the accuracy and completeness of the information contained in their notice, their notice in all other respects met the requirements of our bylaws in regard to notices of intention to nominate. On March 23, 2009 Tang Capital and Perceptive withdrew their motion for injunctive relief, and on April 10, 2009 they voluntarily dismissed the suit.

On March 12, 2009, Tang Capital and Perceptive issued two press releases, one reporting on their inspection requests and lawsuit and the other informing shareholders of their intention to solicit proxies and their reasons for doing so.

On March 30, 2009, at Tang Capital’s request, Ms. Good had a telephone conversation with a representative of Tang Capital about the proxy contest but no agreements or understandings were arrived at.

On March 30, 2009, Tang Capital and Perceptive sent a written notice stating their intention to raise the Tang Capital/Perceptive shareholder proposals at the annual meeting. On April 3, 2009, we confirmed in writing that their notice had been timely received and that, assuming the accuracy and completeness of the information contained in their notice, their notice in all other respects met the requirements of our bylaws in regard to notices of business to be brought before annual meetings of shareholders.

Also on March 30, 2009, Tang Capital and Perceptive filed preliminary proxy materials advocating the election of the Tang Capital/Perceptive designees and the adoption of the Tang Capital/Perceptive shareholder proposals.

On April 9, 2009, the nominating and governance committee met. The committee noted that Mr. Staniforth had indicated that he did not wish to stand for re-election and that since Mr. Hennessey would reach the age of 70 in 2011, he did not meet one of the criteria for re-election set forth in our corporate governance guidelines. The committee also noted that although it had endeavored to identify one or more qualified individuals to serve as new candidates, no such persons had been identified. Having assessed Mr. O’Shea, the third director in class III, and each of the three Tang Capital/Perceptive nominees in accordance with the criteria set forth in our corporate governance guidelines and using the same criteria and process for each candidate, the committee concluded that it was in the best interest of the shareholders to recommend Mr. O’Shea for re-election and also to recommend Mr. Edelman for election, thereby ensuring that opposing views about Penwest’s objectives and business strategy would be reflected in the board’s deliberations. The committee considered Mr. Edelman to be the preferable choice among the three Tang Capital/Perceptive designees.

On April 14, 2009, the board of directors met. Taking into account the recommendation of the nominating and governance committee, the board determined that it would be in the best interest of the shareholders to set the number of directorships in class III at two, as it is authorized to do under Section 3.2 of the bylaws, and to nominate Messrs. O’Shea and Edelman for election as class III directors.

Director Nominees

Set forth below are the names of the nominees for class III directors, their ages as of April 1, 2009, the year in which each first became a director, if applicable, their positions and offices with us, if applicable, their principal occupations and business experience during the past five years, and the names of other public companies for which each serves as a director. Mr. Edelman was proposed to our nominating and governance committee as a director nominee by Tang Capital and Perceptive.

Class III Nominees

W. JAMES O’SHEA
Age: 59

W. James O’Shea has served as one of our directors since June 2007. Mr. O’Shea served as Vice Chairman at Sepracor Inc., a pharmaceutical company, from March 2007 to September 2007. From October 1999 to March 2007, Mr. O’Shea served as President and Chief Operating Officer of Sepracor Inc. Mr. O’Shea currently sits on the boards of Surface Logix, Inc., CombinatoRx, Inc. and BTG Plc, each a biotech company. Mr. O’Shea is also on the Product Advisory Board of Concert Pharmaceuticals, Inc. Mr. O’Shea is a graduate of Liverpool Lord Byron University, where he received an Honors Degree in Applied Physics from the Institute of Physics.

JOSEPH EDELMAN
Age: 53

Joseph Edelman is the Chief Executive Officer and Portfolio Manager of Perceptive Advisors LLC, an investment firm focused on health care with a particular emphasis on biotechnology companies. He founded the firm in 1999. Prior to that he was Senior Analyst at Paramount Capital from 1994 to 1999, and was the Senior Biotechnology Analyst at Prudential Securities from 1990 to 1994. Mr. Edelman received his B.A. in Psychology from the University of California, San Diego, and an M.B.A. in Marketing from New York University.

Other Continuing Directors

Set forth below are the names of each of our other current directors who will continue to serve as directors following the annual meeting, the year in which each first became a director, their ages as of April 1, 2009, their positions and offices with us, their principal occupations and business experience during the past five years, and the names of other public companies for which they serve as a director.

Directors Whose Terms Expire in 2010 (Class I Directors)

DR. CHRISTOPHE BIANCHI
Age: 47

Dr. Christophe Bianchi has served as one of our directors since June 2007. Dr. Bianchi is currently Executive Vice President, Head of Commercial Operations at Takeda Pharmaceuticals Inc., (which acquired Millennium Pharmaceuticals, Inc. in 2008). Dr. Bianchi has held this position since he joined Millennium in 2006. Prior to joining Millennium, Dr. Bianchi served in a variety of positions at Sanofi-Aventis, a pharmaceutical company, including from 2004 to 2006 as the head of the U.S. oncology business unit of Sanofi-Aventis, and from 2001 through 2004 as Vice President of the Internal Medicine and Central Nervous System Business Unit of Sanofi. Dr. Bianchi received an M.D. from the University of Reims-Champagne in France and an M.B.A. from the Wharton School at the University of Pennsylvania. He is also a graduate of Ecole Des Hautes Etudes Commerciales (EDHEC Graduate School of Management) in France.

PAUL E. FREIMAN
Age: 74

Paul E. Freiman has served as our Chairman of the Board since February 2005 and served as our Lead Director from 1997 to 2005. Mr. Freiman is president of ThirdAge Pharma LLC, a consulting firm that he founded in January 2009. Mr. Freiman served as the Chief Executive Officer and President of Neurobiological Technologies, Inc., a biotechnology company, from May 1997 to December 2008. Mr. Freiman is also a director of Calypte Biomedical Corporation, a developer of in vitro testing solutions, NeoPharm Inc., a biotechnology company, NovaBay Pharmaceuticals, Inc., a pharmaceutical company, and Otsuka America Pharmaceuticals Inc., a pharmaceutical company. He is a graduate of Fordham University with a B.S. in Pharmacy and received an honorary doctorate from the Arnold & Marie Schwartz College of Pharmacy.

JENNIFER L. GOOD
Age: 44

Jennifer L. Good has served as one of our directors and as our President and Chief Executive Officer since June 2006. Ms. Good served as our President, Chief Operating Officer and Chief Financial Officer from November 2005 to June 2006, and Chief Financial Officer from February 1997 to November 2005. Ms. Good received a Bachelor of Business Administration degree from Pacific Lutheran University and is a Certified Public Accountant licensed by the state of Washington.

Directors Whose Terms Expire in 2011(Class II Directors)

DR. PETER F. DRAKE
Age: 55

Dr. Peter F. Drake has served as one of our directors since April 2005. Dr. Drake is currently General Partner of Vector Fund Management, LP, a venture capital firm, a position he has held since 2002. From 1999 to 2002, he served as a Managing Director in the Equity Research Department of Prudential Securities, Inc., following Prudential’s acquisition of Vector Securities International, an investment banking firm co-founded by

Dr. Drake in 1988. He currently serves on the board of directors of Trustmark Insurance Co., a healthcare insurance provider, and Cortex Pharmaceuticals, Inc., a neuroscience company, and Rodman & Renshaw, an investment bank. Dr. Drake received a B.A. in Biology from Bowdoin College, and a Ph.D. in Biochemistry and Neurobiology from Bryn Mawr College.

DR. DAVID P. MEEKER
Age: 54

David Meeker has served as one of our directors since January 2007. Dr. Meeker has served in various roles at Genzyme Corporation, a pharmaceutical company, since 1994, including as Executive Vice President, Therapeutics, Biosurgery, and Transplant since March 2008, as President of the LSD (Lysosomal Storage Diseases) Therapeutics business unit from March 2003 through March 2008, Senior Vice President, Therapeutics Europe from May 2000 to March 2003 and as Senior Vice President, Medical Affairs from June 1998 to May 2000. Dr. Meeker is a Fellow at the American College of Physicians and the American College of Chest Physicians. He attended Dartmouth College and received an M.D. from The University of Vermont.

ANNE M. VANLENT
Age: 61

Anne M. VanLent has served as one of our directors since December 1998. Ms. VanLent is president of AMV Advisors, a consulting company, providing strategic planning and financial services to emerging growth life sciences companies, which she founded in 2008. Ms. VanLent served as Executive Vice President and Chief Financial Officer of Barrier Therapeutics, Inc., a NASDAQ-listed specialty pharmaceutical company in the field of dermatology, from May 2002 to May 2008. Prior to joining Barrier, Ms. VanLent served as a principal of The Technology Compass Group, LLC, a healthcare/technology consulting firm, which she founded in October 2001. From mid-1997 to October 2001, Ms. VanLent served as Executive Vice President, Portfolio Management of Sarnoff Corporation, a privately-held research and development company that creates and commercializes electronic, biomedical and information technologies. Ms. VanLent currently serves as a director and chair of the audit committee of Integra LifeSciences Holdings Corporation, a NASDAQ-listed medical technology company. Ms. VanLent received a B.A. in Physics from Mount Holyoke College.

INFORMATION ABOUT CORPORATE GOVERNANCE

Board of Directors

Our board of directors is responsible for establishing our broad corporate policies and overseeing the management of the company. Our president and chief executive officer, and our other executive officers are responsible for our day-to-day operations. Our board evaluates our corporate performance and approves, among other things, our corporate strategies and objectives, operating plans, major commitments of corporate resources and significant policies. Our board also evaluates and elects our executive officers. Our board has adopted Corporate Governance Guidelines that govern the structure and functioning of the board and set out the board’s policies on governance issues. A copy of the Corporate Governance Guidelines is posted on the corporate governance section of our website, www.penwest.com.

In the event that a chairman of the board is not an independent director, the nominating and governance committee may nominate an independent director, who is approved by a majority of the independent directors, to serve as lead director. Our chairman of the board is currently an independent director. The chairman of the board, or the lead director, if there is one, chairs any meeting of the independent directors in executive session and meets with any director who is not adequately performing his or her duties as a member of the board or any committee. The lead director facilitates communications between other members of the board and the chairman of the board and/or the chief executive officer, works with the chairman of the board in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board and otherwise consults with the chairman of the board and/or the chief executive officer on matters relating to corporate governance and board performance.

Our board of directors met nine times during 2008, including regular, special and telephonic meetings. Each director who served as a director during 2008 attended at least 75% of the aggregate number of board meetings held during 2008, during which he or she was a director, and meetings held by all board committees on which he or she served during 2008, other than Mr. Meeker who missed one meeting of our nominating and governance committee.

Board Independence

Under the rules of The NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that none of Drs. Bianchi, Drake and Meeker, Messrs. Freiman, O’Shea and Hennessey and Ms. VanLent has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under section 5605(a)(2) of the Nasdaq Rules. Only independent directors serve on our standing board committees.

Board Committees

Our board of directors has four standing committees: an audit committee, a compensation committee, a nominating and governance committee and a scientific review committee. The members of the committees are as follows:

Audit	Compensation	Nominating and Governance	Scientific Review

Anne M. VanLent (Chair)	W. James O’Shea (Chair)	Paul E. Freiman (Chair)	David P. Meeker (Chair)
Peter F. Drake	Christophe Bianchi	David P. Meeker	Christophe Bianchi
David P. Meeker	Peter F. Drake	Anne M. VanLent	John N. Staniforth
Paul E. Freiman

Each committee, except for the scientific review committee, operates under a charter that has been approved by our board of directors. Current copies of charters for the audit committee, compensation committee and nominating and governance committee are posted on the corporate governance section of our website, www.penwest.com.

Audit Committee

The audit committee assists the board in overseeing our financial reporting process. Its responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating our board of director’s oversight of our internal control over financial reporting, and disclosure controls and procedures;

•	reviewing and approving any related party transactions;

•	serving as the qualified legal compliance committee, the purpose of which is to receive, review, investigate and respond to reports from attorneys reporting evidence of material violations;

•	reviewing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules, which is included on page 18 of this proxy statement.

Our board of directors has determined that all of the audit committee members are independent as defined under the rules of The NASDAQ Stock Market, including the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.

Our board of directors has also determined that Anne M. VanLent qualifies as an audit committee financial expert. In deciding whether members of our audit committee qualify as financial experts within the meaning of the SEC regulations and the NASDAQ listing standards, our board considered the nature and scope of experiences and responsibilities members of our audit committee have previously had with reporting companies. The audit committee met eight times during 2008.

Compensation Committee

The compensation committee assists the board on matters related to compensation and benefits. Its responsibilities include:

•	reviewing and approving all aspects of the compensation of our chief executive officer and other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	periodically reviewing and making recommendations to the board relating to management succession planning;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” required by SEC rules; and

•	preparing the compensation committee report required by SEC rules, which is included on page 19.

The compensation committee met five times during 2008. The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes”.

Nominating and Governance Committee

The nominating and governance committee identifies individuals qualified to become board members and recommends to the board the persons to be nominated by the board for election as directors at the annual meeting of shareholders. In addition, the nominating and governance committee oversees the evaluation of the board of directors and develops corporate governance principles. These guidelines have been adopted by the board and are posted on the corporate governance section of our website, www.penwest.com.

The nominating and governance committee’s responsibilities include:

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board corporate governance guidelines; and

•	overseeing an annual self-evaluation of the board to determine if it is functioning effectively.

The nominating and governance committee met two times in 2008. The processes and procedures followed by our nominating and governance committee in identifying and evaluating director candidates are described below under the heading “Director Candidates and Nomination Process.”

Scientific Review Committee

The scientific review committee assists the board in overseeing our science and drug development programs. Its responsibilities include:

•	reviewing the science supporting our drug development candidates;

•	reviewing the clinical development and regulatory strategy for our drug development candidates;

•	reviewing the data generated in our clinical trials;

•	reviewing the timelines and budgets for our key drug development programs; and

•	assessing our scientific organization and capabilities.

The scientific review committee met two times in 2008.

Executive and Director Compensation Processes

The compensation committee has implemented an annual performance review program for our executives, under which annual performance goals for the company as a whole and for the chief executive officer are determined and set forth in writing. Annual corporate goals are proposed by management and approved by the compensation committee at the beginning of each calendar year. These corporate goals target the achievement of specific development, clinical, commercial business and operational milestones. Individual goals set for members of management focus on contributions that facilitate the achievement of the corporate goals. Individual goals for the chief executive officer are the same as the corporate goals. Individual goals for the rest of the management team are proposed by the individual, recommended by the chief executive officer and approved by the compensation committee. During the first calendar quarter of each year, we evaluate individual and corporate performance, including against the written goals for the recently completed year. This process leads to a recommendation by the chief executive officer for annual executive salary increases and annual stock option awards and bonuses, if any, for each of the executive officers other than the chief executive officer, which is then reviewed and approved by the compensation committee. In the case of the chief executive officer, her individual performance evaluation is conducted by the compensation committee, which determines her compensation changes and awards. Based on the evaluations and the other factors described under “Compensation Discussion and Analysis” below, annual base salary increases, annual stock option awards and annual bonuses for all executives, to the extent granted, are implemented during the first calendar quarter of the year.

The compensation committee has implemented a director compensation policy, which provides for automatic stock option grants or restricted stock awards to non-employee directors at the beginning of each year as well as director fees and reimbursement of expenses for attendance at meetings. The compensation committee reviews this policy periodically and recommends changes as necessary.

The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. During 2008, the compensation committee retained Pearl Meyer & Partners as a compensation consultant.

Director Candidates and Nomination Process

The process followed by our nominating and governance committee to identify and evaluate director candidates includes requests of board members and others for recommendations, as well as the engagement of director search firms from time to time. The nominating and governance committee meets from time to time to evaluate biographical information and background material relating to potential candidates, and selected candidates are interviewed by members of the nominating and governance committee and by the full board.

The nominating and corporate governance committee evaluates director candidates based upon a number of criteria, including:

•	reputation for integrity, honesty and adherence to high ethical standards;

•	demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to our current and long-term objectives, and willingness and ability to contribute positively to our decision-making process;

•	the current overall skill set of the board, and any identified gaps for which the individual may bring the expertise;

•	commitment to understanding our business and our industry, and to regularly attend and participate in board and committee meetings;

•	ability to understand the sometimes conflicting interests of the various constituencies of our company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interest of all shareholders; and

•	an absence of conflicts of interests, or the appearance of conflicts of interest, that would impair the nominee’s ability to represent the interests of all shareholders and to fulfill the responsibilities of a director.

The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

The usual process in uncontested elections for considering an incumbent director for reelection to the board of directors is that our nominating and governance committee considers the composition of the entire board, the strengths and contributions of each member of the board, the strengths and contributions of the particular director being considered and his compliance with the company’s corporate governance guidelines. After discussion among the committee members, the committee decides whether to recommend to the full board that the director be nominated for reelection.

Shareholder Nominees

Shareholders may recommend individuals to the nominating and governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and a statement as to the stock ownership of such shareholder or group of shareholders to: Nominating and Governance Committee, c/o Corporate Secretary, Penwest Pharmaceuticals Co., 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810-5120. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and governance committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our board determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting of shareholders.

In connection with this year’s annual meeting, the nominating and corporate governance committee considered each of three individuals recommended by Tang Capital and Perceptive, as well as Mr. O’Shea, the one incumbent director who is standing for re-election, using the same criteria and following the same process.

Shareholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and governance committee or the board, by following the procedures set forth under “Information About The Annual Meeting — How and when may I submit a proposal for the 2010 annual meeting?” in this proxy statement. Candidates nominated by shareholders in accordance with the procedures set forth in our bylaws may not be included in our proxy card for the next annual meeting.

On January 12, 2009, Tang Capital and Perceptive notified us of their intention to nominate three individuals for election as directors at the annual meeting. However, since our board has set the number of directors to be elected at the annual meeting at two, we assume they will nominate only a like number of persons at the meeting.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to all of our directors and employees. The code of business conduct and ethics is available on our website, www.penwest.com, and is available without charge upon request to Corporate Secretary, Penwest Pharmaceuticals Co., 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810, telephone (877) 736-9378.

Any waiver of the code of business conduct and ethics for directors or executive officers, or any amendment to the code that applies to directors or executive officers, may be made only by the board of directors. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website. To date, no such waivers have been requested or granted.

Shareholder Communications with the Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The chairman of the board is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as he considers appropriate.

Under procedures approved by the board, including a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to the board should address such communications to Board of Directors, c/o Corporate Secretary, Penwest Pharmaceuticals Co., 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810-5120.

Director Attendance at Annual Meeting

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of shareholders. All of our directors attended the 2008 annual meeting of shareholders.

Certain Relationships and Transactions with Related Persons

Related Person Transactions

On March 11, 2008, we completed the private placement of 8,140,600 shares of our common stock and common stock warrants to purchase 4,070,301 shares of our common stock for an aggregate purchase price of approximately $25.1 million. In connection with this financing, Perceptive Life Sciences Master Fund, Ltd. (a 10% shareholder of ours and a fund of which Mr. Edelman is chief executive officer) purchased 1,850,000 shares of our common stock and a warrant exercisable for 925,000 shares of our common stock, for an aggregate purchase price of approximately $5.7 million.

Policy and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Penwest is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% shareholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest, which we refer to as a related person transaction.

The policy calls for proposed related person transactions to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, Penwest’s best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed the company’s audited financial statements for the fiscal year ended December 31, 2008 and has discussed these financial statements with the company’s management and its independent registered public accounting firm.

The audit committee has also received from, and discussed with, the company’s independent registered public accounting firm various communications that its independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards 61, as amended (AISCPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The company’s independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. The audit committee has discussed with the independent registered public accounting firm their independence from us.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the company’s board of directors that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2008.

By the Audit Committee of
the Board of Directors of
Penwest Pharmaceuticals Co.

Anne M. VanLent, Chair
Peter F. Drake
David P. Meeker

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management, as set forth below under “Information About Executive and Director Compensation”. Based on this review and discussion, the compensation committee recommended to the company’s board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of
the Board of Directors of
Penwest Pharmaceuticals Co.

W. James O’Shea, Chair
Christophe Bianchi
Peter F. Drake
Paul E. Freiman

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our audit committee has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009. Ernst & Young LLP has been our independent registered public accounting firm since our inception. Although shareholder approval of the appointment of Ernst & Young LLP is not required by law, we believe that it is advisable to give shareholders an opportunity to ratify this appointment. If this proposal is not approved at the meeting, our audit committee will reconsider this appointment.

We expect representatives of Ernst & Young LLP to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

Our board of directors recommends a vote FOR this proposal.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table sets forth the fees billed to us for the fiscal years ended December 31, 2008 and December 31, 2007 by Ernst & Young LLP:

Fee Category	2008	2007

Audit Fees(1)	$492,000	$465,000
Audit-Related Fees(2)	42,000	42,000
Tax Fees(3)	70,000	153,500
All Other Fees(4)	3,000	2,525

Total Fees	$607,000	$663,025

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements, including our registration statements filed on Form S-3 and Form S-8.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements, and which are not reported under “Audit Fees.” In 2008 and 2007, these fees included fees for audits of our retirement plan.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax fees in 2008 and 2007 included tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment planning services. Tax fees in 2008 also included tax consulting services in connection with our review of the ownership change provisions of Section 382 of the Internal Revenue Code. Tax fees in 2007 also included tax consulting fees in connection with our adoption of the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 48, “Accounting For Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109”.

(4)	In 2008 and 2007, all other fees related to a subscription to the Ernst & Young Global Accounting and Auditing Information Tool.

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or types of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to the chair of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chair of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

PROPOSAL THREE: AMENDMENT TO OUR 1997 EMPLOYEE STOCK PURCHASE PLAN

On April 14, 2009, our board adopted, subject to shareholder approval, an amendment to our 1997 Employee Stock Purchase Plan, which we refer to in this proxy statement as the 1997 ESPP, increasing the number of shares authorized for issuance under the 1997 ESPP from 228,000 to 428,000. The 1997 ESPP is intended to encourage employees to become shareholders in our company, to stimulate increased interest in our affairs and success, to afford them the opportunity to share in our earnings and growth, and to promote systematic savings by them. We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel, and we believe that the ability to participate in our 1997 ESPP is an attractive feature for our employees and potential employees.

Our board of directors originally adopted, and our shareholders approved, our 1997 ESPP in October 1997. A total of 228,000 shares have been reserved for issuance under the 1997 ESPP. As of April 17, 2009, 183,045 shares had been issued under the 1997 ESPP, and we had only 44,955 shares available for future issuance as of this date.

Our board of directors believes the proposed amendment is necessary to assure that we will have a sufficient reserve of common stock available for future issuances under the 1997 ESPP.

Our board of directors recommends a vote FOR this proposal.

Description of the 1997 ESPP

The following is a summary of the material provisions of the 1997 ESPP.

The 1997 ESPP permits eligible employees to purchase shares of our common stock at a discount. The 1997 ESPP consists of one or more offerings during a 12 month period, as determined by the compensation committee. The offering periods may differ for each offering. We have two six-month offering periods each covering the periods from January 1 to June 30 and from July 1 to December 31. Prior to the first day of each offering period, an eligible employee may elect to have as of the first day of the offering period between one percent and ten percent deducted from his or her regular salary to be used for the purchase of shares of our common stock under the 1997 ESPP at the end of the offering period. The maximum number of shares that an employee can purchase in the offering period is determined by dividing $12,500 by the closing price of the common stock on the first date of the offering period. On the last day of the offering period, the employee is deemed to have exercised the option to purchase shares of our common stock at the offering price to the extent of their accumulated payroll deductions. The offering price of each of the shares purchased in a given offering period is 85% of the lower of the fair market value per share of the common stock on the first day or the last day of the offering period. If an employee withdraws from participation during the offering period, the employee is not entitled to exercise their option to purchase our common stock and the balance of the accumulated payroll deductions is refunded without interest.

All of our employees, including directors who are employees, as of the date an offering period commences and who are customarily employed for more than 20 hours per week and more than five months per year are eligible to participate in the 1997 ESPP. As of April 13, 2009, approximately 48 employees were eligible to participate in the 1997 ESPP, including our four current named executive officers. Eligible employees may elect to participate by completing an enrollment agreement and by submitting the agreement to our human resources department authorizing after-tax payroll deductions from their pay. The payroll deduction may not exceed ten percent of the employee’s regular pay. In addition, any employee who would, immediately after the grant, own five percent or more of the total combined voting power or value of our stock or the stock of any subsidiary is not eligible to participate.

Participation in the 1997 ESPP is discretionary, and participants can contribute up to ten percent of their gross pay, subject to the limitations described above. Additionally, the value of the common stock purchased will vary based on the fair market value of our common stock on the first and last days of the offering period. Accordingly, the dollar value and the number of shares that may be purchased in the future pursuant to the 1997 ESPP is not currently determinable.

The following persons and groups have purchased, since the adoption of the 1997 ESPP, and have a right to purchase on June 30, 2009, the last day of the current offering period, the number of shares listed below.

		Number of Shares
	Number of Shares	Purchasable
	Purchased Under	During Current
Name and Position	1997 ESPP	Offering Period(1)

Jennifer L. Good	4,879	769
Benjamin L. Palleiko	—	—
Thomas R. Sciascia, M.D.	4,904	1,834
Anand R. Baichwal, Ph.D.	—	—
Amale Hawi, Ph.D.	—	—
All current executive officers as a group	9,783	2,603
All employees who are not executive officers as a group	173,262	15,520

(1)	Based on the last reported sale price of our common stock on the Nasdaq Global Market of $1.69 per share on April 13, 2009.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 1997 ESPP and with respect to the sale of common stock acquired under the 1997 ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants.  A participant will not have income upon enrolling in the 1997 ESPP or upon purchasing stock at the end of an offering period.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the 1997 ESPP. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.

Any profit in excess of the compensation income will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company.  There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the code.

PROPOSALS FOUR THROUGH SIX: SHAREHOLDER PROPOSALS

We have been advised that the following shareholder proposals will be presented at the annual meeting. For purposes of this proxy statement and the proxy card, we refer to these proposals as proposals four, five and six. Each of these proposals will be voted on at the annual meeting if the proponent, or a qualified representative, is present at the meeting and submits the proposal for a vote. The text of the shareholder proposals appear below as received by us, and we assume no responsibility for their content or accuracy.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS FOUR, FIVE AND SIX.

Proposal Four — Amendment and Restatement of Section 2.1 of the Bylaws

Tang Capital and Perceptive are expected to propose the following resolution of the shareholders:

Now Therefore, Be It Resolved, that effective as of the date of the 2009 annual meeting of shareholders of Penwest Pharmaceuticals Co. (the “Company”),the shareholders of the Company hereby amend and restate Section 2.1 of the Company’s bylaws in its entirety to read as follows:

“SECTION 2.1. ANNUAL MEETING. An annual meeting of shareholders shall be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Notwithstanding anything in these Bylaws to the contrary, with respect to each annual meeting of shareholders held after calendar year 2009, each such annual meeting shall be held on April 30th or, if April 30th is not a business day, on the first business day following April 30th. The hour of each annual meeting shall be determined by the board of directors.

This Section 2.1 may be amended or repealed only by vote of shareholders holding at least two-thirds of the outstanding shares entitled to vote thereon. The board of directors may not take any independent action to amend or repeal this Section 2.1 and any attempt by the board of directors to amend or repeal this Section 2.1 without the vote of shareholders holding at least two-thirds of the outstanding shares entitled to vote thereon approving the same shall be deemed invalid.”

Our board believes that adoption of this proposal would not be in the best interest of Penwest or our shareholders. Among other things, a mandatory April 30 annual meeting date would not allow nearly as much time to prepare annual report and proxy materials and solicit shareholder votes as we have had this year in connection with the June 10 annual meeting, last year in connection with the June 11 annual meeting and prior annual meeting which we have generally held in the first half of June.

Proposal Five — Amendment of Article III of the Bylaws

Tang Capital and Perceptive are expected to propose the following resolution of the shareholders:

Now, Therefore, Be It Resolved, that effective as of the date of the 2009 annual meeting of shareholders of Penwest Pharmaceuticals Co. (the “Company”), the shareholders of the Company hereby amend the Company’s bylaws to insert the following provision in Article III:

“SECTION 3.15. SUPERMAJORITY BOARD APPROVAL. Notwithstanding anything in these Bylaws to the contrary (including, without limitation, Section 3.6 of these Bylaws), but subject to any provision of the corporation’s Articles of Incorporation and any law, regulation or stock exchange listing agreement or standard to which the corporation is subject, until the date of the first annual meeting of shareholders following the declassification of the board of directors, such that every member of the board of directors is subject to election at the annual meeting of shareholders, the board of directors shall not take any of the following actions, and shall not delegate to any officer, employee or agent of the corporation the authority to take any such actions, without the approval of 75% or more of the directors then in office, unless such action has been approved by the vote of shareholders holding at least a majority of the outstanding shares entitled to vote thereon:

(a) Authorizing, issuing, selling or transferring, or amending the terms of, any securities of the corporation or any subsidiary of the corporation (including, without limitation, any class or series of capital stock of the corporation or any right, warrant or option to purchase any such stock) other than taking action to redeem, revoke or otherwise terminate a shareholder rights plan or similar arrangement (a “poison pill”);

(b) Increasing the size of the board of directors to a number greater than nine directors;

(c) Authorizing or approving the annual budget of the corporation or any changes thereto;

(d) Initiating research and development activities pertaining to any new or existing programs of the corporation involving a commitment by the corporation of cash, other assets or other resources having a value in the aggregate in excess of $250,000 or entering into any other contract or agreement involving a commitment by the corporation of cash, other assets or other resources having a value in the aggregate in excess of $250,000;

(e) Hiring any officer of the corporation or any employee who, following such employee’s retention, would be one of the ten employees who receives the greatest amount of annual salary paid by the corporation;

(f) Entering into or agreeing to any severance, separation, change in control or similar agreements with employees or directors of the Company, or amending the same;

(g) Engaging in, or agreeing or committing to engage in, any action or transaction involving the acquisition, transfer, encumbrance, pledge, loan or other disposition, directly or indirectly, of any assets of the corporation or any interest therein with a value in excess of $500,000 (or a series of related transactions that, in the aggregate, have a value in excess of such amount), other than actions or transactions in the ordinary course of business; or

(h) Authorizing or approving any changes to director compensation.

Notwithstanding anything to the contrary in these Bylaws (including, without limitation, Section 3.10 of these Bylaws) or any committee charter or resolution adopted by the board of directors prior to adoption of this Section 3.15, but subject to any requirement of the corporation’s Articles of Incorporation or any law, regulation or stock exchange listing agreement or standard to which the corporation is subject, no committee of the board of directors shall exercise the power and authority of the board of directors with respect to any action that requires the supermajority approval of the directors in accordance with this Section 3.15. The foregoing provisions of this Section 3.15 will not affect the validity of any agreement between the corporation and any other party or parties if such agreement was approved by the corporation prior to the adoption of this Section 3.15.

This Section 3.15 may be amended or repealed only by vote of shareholders holding at least two-thirds of the outstanding shares entitled to vote thereon. The board of directors may not take any independent action to amend or repeal this Section 3.15 and any attempt by the board of directors to amend or repeal this Section 3.15 without the vote of shareholders holding at least two-thirds of the outstanding shares entitled to vote thereon approving the same shall be invalid.”

Our board believes that adoption of this proposal would not be in the best interest of Penwest or our shareholders. Among other things, our board believes that no minority group within the board — whoever they may be — should be able to veto decisions which are approved by a majority of the directors, particularly such important matters as would be subject under this proposal to the 75% supermajority provision. For example, failure to reach a 75% consensus on our annual budget could have severe adverse consequences to the our business.

Proposal Six — Approval of Shareholder Resolution Regarding Corporate Direction

Tang Capital and Perceptive are expected to propose the following resolution of the shareholders:

Now, Therefore, Be It Resolved, that the shareholders of the Company hereby request that the board of directors of the Company take prompt and thoughtful action to preserve shareholder value by immediately winding down substantially all of the Company’s operations so that the full value of the Opana ER royalty income stream will be retained for the benefit of shareholders.

Among other things, our board believes that immediately winding down our operations as proposed by Tang and Perceptive would force us to act prematurely to the detriment of Penwest and our shareholders. For instance, immediately winding down our operations would mean (1) terminating the development of A0001, our promising compound for mitochondrial disease, when in the first quarter of 2010 we will have completed our Phase Ib and IIa trials of A0001 and will have a better understanding of the safety and efficacy of compound, and (2) terminating our efforts to seek to enter into collaborations for Opana ER for territories outside the United States and drug delivery technology collaborations, all of which we believe have the potential to bring additional value to our shareholders.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS FOUR, FIVE AND SIX.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The compensation committee of our board of directors oversees our executive compensation program. In this role, the compensation committee reviews and approves annually, all compensation decisions relating to our executive officers.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of our executive compensation program are to:

•	attract, retain and motivate the best possible executive talent;

•	ensure executive compensation is aligned with our corporate strategies and business objectives, including our short-term operating goals and longer-term strategic objectives;

•	promote the achievement of key strategic, financial and operational performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	align our executives’ incentives with the creation of shareholder value.

To achieve these objectives, the compensation committee evaluates our executive compensation program with the goal of setting compensation for our executive officers at levels that the committee believes are competitive with other companies in our industry and our region that compete with us for executive talent. In addition to base salary, our executive compensation program ties a substantial portion of each executive’s overall compensation to key company strategic, financial and operational goals, such as new product development initiatives, clinical trial and regulatory progress, intellectual property portfolio development, establishment and maintenance of key strategic relationships, and exploration of business development opportunities, as well as our financial and operational performance as measured by adherence to operating budgets approved by our board of directors. We also seek to use our executive compensation program to retain our executives by granting them stock options and allowing them to participate in the long-term success of our business, as reflected in stock price appreciation, thus aligning their interests with those of our shareholders.

In making compensation decisions, the compensation committee compares our executive compensation to the executive compensation paid by a peer group of companies that the committee believes have business operations, market capitalizations, numbers of employees, revenues and growth profiles that are comparable to ours. The compensation committee reviews the foregoing factors relating to the peer group companies as necessary to determine whether any adjustments to the composition of the peer group should be made. As a result, our peer group might change from year to year. The committee also considers industry survey data regarding executive compensation to understand industry compensation practices.

In 2008, the compensation committee retained the firm of Pearl Meyer & Partners, a compensation consulting firm, to advise the committee in its evaluation of our compensation policies in general, as well as with respect to the compensation committee’s determination of 2008 base salaries, percentage bonus targets for 2008 and 2008 equity awards, in particular. The compensation committee worked with Pearl Meyer and our senior management to determine the peer group to use to compare executive compensation programs. The peer group consisted of: Acorda Therapeutics, Adolor Corp., Anadys Pharma, Anesiva Inc., Antares Pharma, Aradigm Corp., Depomed Inc., Durect Corp., Epicept Corp., Jazz Pharma, Nastech Pharma, Neurocrine Bisoscience, Repligen Corp., Scolr Pharma Inc., and Targacept Inc. Pearl Meyer provided the committee with the compensation data from the peer group, but also supplemented such data with survey data from the Radford Biotechnology Survey and a composite market analysis using both the peer group data and the survey data.

In making compensation decisions, the compensation committee generally targets base salaries for executives at the 50th percentile. The committee intends that if an executive achieves the individual and company performance goals determined by the committee, then the executive should have the opportunity to receive base salary that is competitive with peer group and industry norms. The committee, however, may vary this general target with respect to executives based on other factors including individual contribution and performance, reporting structure, complexity and importance of role and responsibilities, leadership and growth potential.

In evaluating individual contribution and performance, reporting structure, complexity and importance of role and responsibilities, leadership and growth potential for executives other than the chief executive officer, the committee seeks the advice of our chief executive officer. Our chief executive officer meets with the committee to review each executive and makes recommendations with respect to each element of compensation for each executive.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary;

•	annual cash incentive bonuses;

•	stock option awards;

•	change in control benefits; and

•	health and life insurance, and other employee benefits.

We have not had any formal or informal policy or target for allocating compensation between short-term and long-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the compensation committee, after reviewing industry information, determines subjectively what it believes to be the appropriate level and mix of the various compensation components.

Base Salary

The committee uses base salary to recognize the experience, skills, knowledge and responsibilities required of all of our employees, including our executives. Base salaries are reviewed annually by our compensation committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Base salaries may also be increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives, promoting our core values and demonstrating leadership abilities. Additionally, the compensation committee adjusts base salaries as warranted throughout the year for promotions, other changes in the scope or breadth of an executive’s role or responsibility, or other market changes.

When establishing base salaries for 2008, the compensation committee considered the compensation data for the peer group and from the Radford survey, as well as the composite market data. The committee also considered a variety of other factors, including the seniority of the individual within their current job, the level of the individual’s responsibility and performance, the ability to replace the individual and the number of well qualified candidates able or available to assume the individual’s role. In particular, in comparing base salaries to the compensation data, the committee compared our executives’ base salaries with the 50th percentile of salaries for executives in similar positions. However, due to concerns about our cash resources, the committee elected to limit increases in the base salaries of each executive to a cost of living-based increase and not to adjust base salaries for any of the other factors considered by the committee, even in circumstances in which the committee believed that some of our executive officers had base salaries below the 50th percentile. As a result, the base salaries for each executive other than Dr. Hawi were increased from 3.1% to 3.3%, and Dr. Hawi’s base salary was increased by 2.4% to reflect that she had joined the company in May 2007.

The compensation committee approved the following salaries effective March 1, 2008 for our named executive officers. These salaries were not subsequently adjusted in 2008.

Base Salary
Executive Officer	for 2008

Jennifer L. Good,	$387,000
President and Chief Executive Officer
Benjamin L. Palleiko(1),	$301,000
Former Senior Vice President, Corporate Development and Chief Financial Officer
Thomas R. Sciascia, M.D.,	$310,000
Senior Vice President, Clinical and Regulatory Affairs and Chief Medical Officer
Amale Hawi, Ph.D.,	$281,600
Senior Vice President, Pharmaceutical Development
Anand R. Baichwal, Ph.D.,	$248,000
Senior Vice President, Licensing and Chief Scientific Officer

(1)	Mr. Palleiko’s employment terminated in January 2009.

In January 2009, the committee determined not to increase the executive officers’ base salaries for 2009.

Annual Cash Incentive Bonus Plan

Our executive compensation program includes an annual cash incentive bonus plan for our executive officers that is intended to motivate each of them to work toward the achievement of company strategic, operational and financial targets and individual performance objectives, and to reward our executive officers when their efforts result in success for us. Bonus targets under the annual cash incentive bonus plan are calculated as a percentage of each executive officer’s base salary, with targets corresponding to the rank of the executive. The target percentages set for 2008 were 40% for Ms. Good and 30% for each other named executive officer. The 30% target percentages for each of Mr. Palleiko and Dr. Hawi were set forth in their employment offer letters from us.

The compensation committee approves corporate goals for each year and determines potential bonus amounts based on the achievement of these goals and individual performance goals. Our corporate targets generally conform to certain operational goals, such as advancing development programs and obtaining adequate corporate funding. The compensation committee works with our chief executive officer to develop challenging goals that it believes can be reasonably achieved during the year and to weight the various goals for the corporate targets. Individual objectives are tied to the particular area of expertise of an executive officer and his or her role and responsibilities. Achievement of these individual objectives is measured relative to external forces, internal resources utilized and overall individual effort. Individual objectives are based on a variety of factors, including the achievement of corporate goals. The individual performance objectives for each executive officer (other than our chief executive officer) are determined by the chief executive officer. In the case of our chief executive officer, the individual objectives are reviewed with the compensation committee and are based on the achievement of our corporate goals.

In determining the total cash payments made under the bonus plan, the committee assigns 75% weighting to the achievement of our corporate goals and 25% weighting to individual performance objectives. After the end of each fiscal year, the compensation committee reviews the corporate goals and individual objectives for the previous year and determines whether such goals and objectives were achieved and the level of achievement by each officer. Whether an executive officer has achieved his or her individual performance objectives is determined by the chief executive officer and is reviewed with the compensation committee.

In establishing our corporate goals for 2008, the committee considered the objectives for 2008 that had been discussed with the full board and reflected in the budget that was approved by the board for 2008. The corporate-level goals that the committee adopted for 2008 were:

•	progressing nalbuphine ER through out-licensing to a partner and further clinical development;

•	out-licensing Opana ER in territories outside of the U.S.;

•	advancing the development of A0001 on the approved timeline;

•	progressing other candidates in our pipeline; and

•	managing within an approved operating plan and ending the year with a minimum level of cash and investments, which included the completion of at least two drug delivery technology collaborations and an equity financing.

In January and February 2009, the committee evaluated our 2008 performance against our 2008 corporate goals. After giving credit for the advancement of A0001 in 2008, our cash and investments balance at December 31, 2008, the execution of drug delivery technology collaboration agreements, and the completion of an equity financing, but noting the failure to license Opana ER and nalbuphine ER, the committee determined that 60% of the 2008 corporate goals had been achieved. The committee then considered each executive officer’s individual performance in 2008 and, using 60% of target bonus as the baseline, determined that Ms. Good should receive a bonus equal to 60% of her target bonus, matching the performance with respect to the corporate goals; Dr. Hawi should receive a bonus greater than 60% of her target bonus in recognition of her efforts with respect to A0001; Dr. Sciascia should receive a bonus equal to 60% of his target bonus; and Messrs. Palleiko and Baichwal should receive bonuses less than 60% of the target bonuses, in part, due to our failure to achieve our business development goals in 2008.

The 2008 bonus targets and actual bonus payments are as follows:

		2008 Annual
	2008 Bonus	Cash Bonus	Percentage of
Named Executive Officer	Targets	Payments	Bonus Target

Jennifer L. Good	$154,800	$92,880	60%
President and Chief Executive Officer
Benjamin L. Palleiko	$90,300	$36,120	40%
Former Senior Vice President, Corporate Development and Chief Financial Officer
Thomas R. Sciascia, M.D.	$93,000	$55,800	60%
Senior Vice President, Clinical and Regulatory Affairs and Chief Medical Officer
Amale Hawi, Ph.D.	$84,480	$63,360	75%
Senior Vice President, Pharmaceutical Development
Anand R. Baichwal, Ph.D.	$74,400	$40,920	55%
Senior Vice President, Licensing

Stock Option Awards

Our equity award program is our primary vehicle for offering long-term incentives to our executives. The committee believes that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our shareholders. In addition, the vesting feature of our equity grants is intended to further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. In determining the size of equity grants to our executives, the compensation committee considers comparative share ownership to executives in the peer group and survey data, our company-level performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such equity and the recommendations of management.

We typically make an initial equity award of stock options to new executives, annual option grants as part of the overall compensation program and other option grants in connection with promotions during the year. All grants of options to our executives are approved by the compensation committee.

Our equity awards to our executives have been in the form of stock options. The compensation committee reviews all components of the executive’s compensation when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. As with the other forms of executive compensation, we intend that the share numbers of these awards will be set near the 50th percentile of option grants by comparable companies as set forth in the compensation data.

Typically, the stock options we grant to our executives have ten-year option terms and vest in four equal annual installments. We set the exercise price of all stock options to equal the closing price of our common stock on the day of the grant. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. The stock option agreements with our executive officers provide that the stock options will become immediately exercisable in full if there is a change in control of the company, upon death or disability, or upon retirement in accordance with our normal retirement policy. Except in the case of termination for cause, exercise rights cease twelve months after the date of termination, or upon death or disability.

We do not have any equity ownership guidelines for our executives.

Equity awards to our executives are typically granted annually in conjunction with the committee’s review of their individual performance. This review generally takes place at a meeting of the compensation committee held in the first quarter of each year. We do not plan to make these annual grants of stock options at a time when we are aware of material non-public information. We generally time annual option grants so that the grants occur after the release of our financial results for the previous fiscal year.

In March 2008, the compensation committee approved for our named executive officers the option awards set forth in the table below. Options to purchase 70% of the approved option awards were granted effective as of March 13, 2008 and options to purchase 30% of the approved option awards were granted subject to and effective upon the approval at our 2008 annual meeting of shareholders held on June 11, 2008 of an amendment to our 2005 stock incentive plan increasing the number of shares authorized for issuance under the plan.

Number of Shares
Subject to Stock
Executive Officer	Options Granted

Jennifer L. Good,	100,000
President and Chief Executive Officer
Benjamin L. Palleiko,	65,000
Former Senior Vice President, Corporate Development and Chief Financial Officer
Thomas R. Sciascia, M.D.	65,000
Senior Vice President, Clinical and Regulatory Affairs and Chief Medical Officer
Amale Hawi, Ph.D.,	50,000
Senior Vice President, Pharmaceutical Development
Anand R. Baichwal, Ph.D.,	45,000
Senior Vice President, Licensing

In granting these awards, the committee agreed that in light of the relatively low cash bonuses that were granted to the executives for 2007, the option awards should be more generous than had been granted in previous years. The committee also considered the compensation data provided by Pearl Mayer and determined that, although higher than in past years, these awards were within the desired range with regard to the number of shares underlying the options granted to each executive.

Severance/Change in Control Benefits

We enter into executive retention agreements with each of our executive officers. Pursuant to the executive retention agreements and our stock option agreements under our stock incentive plans, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances following a change in control. We have provided more detailed information about these agreements and benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change in Control” below.

The committee first decided that we should enter into executive retention agreements with our executive officers in 2005 after reviewing the practices of other companies. The committee believed that the benefits provided for by these agreements would provide management with the appropriate incentives to act in the best interest of the shareholders, as well as help us attract and retain the necessary executive talent for growing our business. These agreements were set to expire at the end of 2008. As a result, during 2008, the committee considered whether to let the agreements expire, or to enter into new retention agreements and, if so, on what terms. After consulting with the full board, in November 2008, the committee concluded that it continued to believe that retention agreements are an important component of the incentives we provide to our executive officers. As a result, the committee recommended, and the board approved, new executive retention agreements for our executive officers. These new agreements expire on December 31, 2011.

As with the expired agreements, we structured the new executive retention agreements to provide “double trigger” benefits. In other words, the change in control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for cause, death or disability, or by the executive for good reason during a specified period after the change in control. We believe a “double trigger” benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change in control in which they believe they may lose their job. Our stock option agreements, however, do provide for full acceleration of vesting upon a change in control.

We did, however, adjust the change in control benefits payable under the agreements after comparing the benefits provided under the expiring agreements with the benefits generally provided in similar circumstances by other companies in the industry. Under the prior agreements, the severance benefits had been determined based on the number of years of service with the company. Under the new agreements, benefits are determined based on the executive’s position with the company.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We contribute $0.75 for every dollar of employee contributions to the 401(k) plan, up to 6% of the employee’s eligible pay.

We limit the perquisites that we make available to our executive officers. Our executive officers are entitled to few benefits that are not otherwise available to all of our employees. For example, we do not provide pension arrangements, post-retirement health coverage or similar benefits to our executive officers or our other employees. Similarly, our health and insurance plans are the same for all employees.

In 2008, Ms. Good received a monthly allowance of $1,000 of reimbursement for her vehicle. We also paid the hotel and living expenses of Mr. Palleiko and Dr. Sciascia for those nights that they stayed in Danbury, Connecticut.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to each of our chief executive officer, our chief financial officer and each other officer whose compensation is required to be reported to our shareholders pursuant to the Exchange Act by reason of being among our three most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Executive Compensation

Summary Compensation

The following table contains information about the compensation of each of our named executive officers for the years ended December 31, 2008, December 31, 2007, and December 31, 2006.

Summary Compensation Table

					Non-Equity
					Incentive
				Option	Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)	($)

Jennifer L. Good(3)	2008	$381,374	$—	$330,504	$92,880	$23,925(4)	$828,683
President and	2007	369,339	45,000	458,702	—	23,700	896,741
Chief Executive Officer	2006	342,012	—	762,386	100,000	25,236	1,229,634
Benjamin L. Palleiko(5)	2008	296,028	—	436,821	36,120	18,475(6)	787,444
Former Senior Vice President,	2007	287,878	29,200	699,549	—	17,478	1,034,105
Corporate Development and Chief Financial Officer	2006	141,680	—	439,425	68,400	63,790	713,295
Thomas R. Sciascia, M.D.	2008	305,086	—	218,244	55,800	17,707(7)	596,837
Senior Vice President,	2007	294,652	30,000	301,451	—	17,773	643,876
Clinical and Regulatory Affairs and	2006	279,262	—	294,288	85,500	16,691	675,741
Chief Medical Officer
Amale Hawi, Ph.D.	2008	279,565	—	276,417	63,360	11,505(8)	630,847
Senior Vice President	2007	172,404	—	237,706	18,425	4,011	432,546
Pharmaceutical Development	2006	—	—	—	—	—	—
Anand R. Baichwal, Ph.D.	2008	244,334	—	163,641	40,920	11,925(9)	460,820
Senior Vice President,	2007	234,652	24,000	221,658	—	11,700	492,010
Licensing and Chief Scientific	2006	218,860	—	217,952	54,000	11,318	502,130
Officer

(1)	Represents the amount of compensation cost that we recognized for financial statement reporting purposes for fiscal years 2006, 2007 and 2008, as applicable, with respect to outstanding option awards, as computed in accordance with SFAS No. 123R. In accordance with SFAS No. 123R, the fair value of each stock option is determined on the date of grant using the Black-Scholes option pricing model. This value is then expensed over the vesting period using the accelerated attribution method, the method we elected to recognize expense. The amounts disregard the estimate of forfeitures related to service-based vesting conditions. See Note 11 to the financial statements in our Form 10-K for the year ended December 31, 2008 filed with the SEC on March 16, 2009 regarding assumptions we made in determining the FAS 123R value of equity awards.

(2)	The amounts in this column reflect payments made under our annual cash incentive bonus program, which is described above in “Compensation Discussion and Analysis.”

(3)	Ms. Good is also a member of our board of directors but does not receive any additional compensation in her capacity as a director.

(4)	Consists of:

• $12,000 in an automobile allowance;

• $10,350 in matching contributions under the Penwest Pharmaceuticals Co. Savings Plan; and

• $1,575 in premiums paid on behalf of Ms. Good for supplemental life and disability insurance plans.

(5)	Mr. Palleiko’s employment terminated in January 2009.

(6)	Consists of:

• $6,550 in hotel and living expense reimbursements for Mr. Palleiko;

• $10,350 in matching contributions under the Penwest Pharmaceuticals Co. Savings Plan; and

• $1,575 in premiums paid on behalf of Mr. Palleiko for supplemental life and disability insurance plans.

(7)	Consists of:

• $5,782 in hotel and living expense reimbursements for Dr. Sciascia;

• $10,350 in matching contributions under the Penwest Pharmaceuticals Co. Savings Plan; and

• $1,575 in premiums paid on behalf of Dr. Sciascia for supplemental life and disability insurance plans.

(8)	Consists of:

• $10,350 in matching contributions under the Penwest Pharmaceuticals Co. Savings Plan; and

• $1,155 in premiums paid on behalf of Dr. Hawi for supplemental life and disability insurance plans.

(9)	Consists of:

• $10,350 in matching contributions under the Penwest Pharmaceuticals Co. Savings Plan; and

• $1,575 in premiums paid on behalf of Dr. Baichwal for supplemental life and disability insurance plans.

Employment Letter Arrangements and Other Agreements with our Named Executive Officers

On January 30, 2009, we entered into a severance and settlement agreement and release with Benjamin Palleiko, our former Senior Vice President, Corporate Development and Chief Financial Officer. Pursuant to this agreement, Mr. Palleiko is entitled to receive severance pay equal to $11,576.92 per regular bi-weekly company pay period during the nine months following the effective date of the severance agreement, and payment of the company’s portion of health and dental insurance during such period. Additionally, the severance agreement provided for acceleration of vesting with respect to an aggregate of 16,250 shares of common stock under stock options issued to Mr. Palleiko on March 13, 2008 and June 11, 2008.

We have entered into executive retention agreements with each of our named executive officers. A form of such agreement was filed as Exhibit 10.34 to our Form 10-K for the year ended December 31, 2008. A description of the executive retention agreements entered into with each named executive officer is included under “Potential Payments Upon Termination or Change in Control” below.

Grants of Plan-Based Awards During 2008

The following table summarizes information regarding options granted to each of the named executive officers during the year ended December 31, 2008.

2008 Grants of Plan-Based Awards

					All Other
					Option
					Awards:		Grant
					Number of	Exercise or	Date
		Estimated Possible Payouts Under			Securities	Base Price	Fair
		Non-Equity Incentive Plan Awards			Underlying	of Option	Value of
	Grant	Threshold	Target	Maximum	Options	Awards	Option
Name	Date	($)	($)(1)	($)	(2)	($/Sh)(3)	Awards(4)

Jennifer L. Good	3/13/08	—	—	—	70,000	$2.62	$122,500
	6/11/08	—	—	—	30,000	3.05	56,100
			$154,800
Benjamin L. Palleiko	3/13/08	—	—	—	45,500	2.62	79,625
	6/11/08	—	—	—	19,500	3.05	36,465
			90,300
Thomas R. Sciascia, M.D.	3/13/08	—	—	—	45,500	2.62	79,625
	6/11/08	—	—	—	19,500	3.05	36,465
			93,000
Amale Hawi, Ph.D.	3/13/08	—	—	—	35,000	2.62	61,250
	6/11/08	—	—	—	15,000	3.05	28,050
			84,480
Anand R. Baichwal, Ph.D.	3/13/08	—	—	—	31,500	2.62	55,125
	6/11/08	—	—	—	13,500	3.05	25,245
			74,400

(1)	This reflects the targets set for 2008 under our annual cash incentive bonus program, as described in “Compensation Discussion and Analysis.”

(2)	Options granted in 2008 to the named executive officers become exercisable in four equal annual installments, commencing one year after the vesting commencement date, which is typically the grant date.

(3)	The exercise price of the stock option awards is equal to the closing price of our common stock on the grant date as reported by the NASDAQ Global Market.

(4)	Grant date fair value of option awards computed in accordance with SFAS No. 123R.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table summarizes information regarding unexercised stock options held by the named executive officers as of December 31, 2008.

2008 Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised		Option
	Options		Options		Exercise	Option
	(#)		(#)		Price	Expiration
Name	Exercisable		Unexercisable		($)	Date

Jennifer L. Good	22,000		—		12.75	2/02/2010
	32,000		—		12.00	3/01/2011
	32,000		—		19.13	2/14/2012
	50,000		—		9.90	2/20/2013
	50,000		—		16.39	2/12/2014
	33,750	(1)	11,250	(1)	10.35	2/17/2015
	50,000		—		16.14	11/23/2015
	25,000	(2)	25,000	(2)	22.67	2/09/2016
	16,250	(3)	48,750	(3)	13.02	3/01/2017
	—		70,000	(4)	2.62	3/13/2018
	—		30,000	(5)	3.05	6/11/2018
Benjamin L. Palleiko	75,000	(6)	75,000	(6)	17.15	6/19/2016
	7,500	(7)	22,500	(7)	13.02	3/01/2017
	—		45,500	(8)	2.62	3/13/2018
	—		19,500	(9)	3.05	6/11/2018
Thomas R. Sciascia, M.D.	75,000		—		13.00	3/06/2011
	25,000		—		19.13	2/14/2012
	36,000		—		9.90	2/20/2013
	30,000		—		16.39	2/12/2014
	26,250	(1)	8,750	(1)	10.35	2/17/2015
	15,000	(2)	15,000	(2)	22.67	2/09/2016
	11,250	(3)	33,750	(3)	13.02	3/01/2017
	—		45,500	(4)	2.62	3/13/2018
	—		19,500	(5)	3.05	6/11/2018
Amale Hawi, Ph.D.	25,000		75,000	(10)	12.09	5/02/2017
	—		35,000	(4)	2.62	3/13/2018
	—		15,000	(5)	3.05	6/11/2018
Anand R. Baichwal, Ph.D.	15,000		—		12.75	2/02/2010
	20,000		—		12.00	3/01/2011
	20,000		—		19.13	2/14/2012
	20,000		—		9.90	2/20/2013
	15,000	(1)	5,000	(1)	10.35	2/17/2015
	15,000	(2)	15,000	(2)	22.67	2/09/2016
	7,500	(3)	22,500	(3)	13.02	3/01/2017
	—		31,500	(4)	2.62	3/13/2018
	—		13,500	(5)	3.05	6/11/2018

(1)	These options vest in four equal annual installments with the first installment vesting on February 16, 2006.

(2)	These options vest in four equal annual installments with the first installment vesting on February 9, 2007.

(3)	These options vest in four equal annual installments with the first installment vesting on March 1, 2008.

(4)	These options vest in four equal annual installments with the first installment vesting on March 13, 2009.

(5)	These options vest in four equal annual installments with the first installment vesting on June 11, 2009.

(6)	Options to purchase 75,000 shares of our common stock were cancelled on January 30, 2009 in connection with Benjamin L. Palleiko’s termination of employment. The remaining vested options to purchase 75,000 shares of our common stock expire on January 21, 2010.

(7)	Options to purchase 22,500 shares of our common stock were cancelled on January 30, 2009 in connection with Benjamin L. Palleiko’s termination of employment. The remaining vested options to purchase 7,500 shares of our common stock expire on January 21, 2010.

(8)	On January 30, 2009, in connection with the termination of Benjamin L. Palleiko’s employment, we agreed to accelerate the vesting of options to purchase 11,375 shares of our common stock which were scheduled to vest on March 13, 2009. These accelerated options expire on January 21, 2010. The remaining options to purchase 34,125 shares of our common stock were cancelled.

(9)	On January 30, 2009, in connection with the termination of Benjamin L. Palleiko’s employment, we agreed to accelerate the vesting of options to purchase 4,875 shares of our common stock which were scheduled to vest on June 11, 2009. These accelerated options expire on January 21, 2010. The remaining options to purchase 14,625 shares of our common stock were cancelled.

(10)	These options vest in four equal installments with the first installment vesting on May 2, 2008.

Option Exercises and Stock Vested During 2008

None of the named executive officers exercised any vested options during 2008. We do not have a policy of granting our named executive officers restricted or non-restricted shares of our common stock. We did not grant to any named executive officers any awards of common stock in 2008.

Potential Payments Upon Termination or Change in Control

On November 12, 2008, we entered into executive retention agreements with each of our executive officers. These retention agreements replaced prior retention agreements with each of our executive officers that had been scheduled to expire on December 31, 2008.

The retention agreements entered into with each executive officer provide that, if, within 12 months following a change in control of our company, the executive’s employment is terminated by us other than for cause, death, or disability or by the executive for good reason, as such terms are defined in the retention agreements:

•	we will pay the executive an amount equal to either 200% (in the case of our chief executive officer) or 150% (in the case of our other executive officers) of the highest annual base salary during the period of the executive’s employment with us and the highest annual bonus during the period of the executive’s employment with us, including the target bonus of the executive for the calendar year during which the date of termination occurs, with such amount to be paid over a period of 24 months (in the case of our chief executive officer) and over a period of 18 months (in the case of our other executive officers), this period is referred to as a payment period;

•	we will, during the payment period, continue to provide benefits to the executive and his or her family at least equal to those that would have been provided had the executive’s employment not been terminated; provided that our obligation to provide these benefits will terminate when and if the executive subsequently receives the same type of benefits from a new employer; and

•	the vesting of all stock options and restricted stock held by the executive will be accelerated in full, to the extent not already vested, and all shares of stock underlying stock options and all shares of restricted stock will be free of any right of repurchase by us.

The retention agreements terminate if a change in control of the company does not occur prior to December 31, 2011.

The following table shows payments and benefits potentially payable to each of our named executive officers if he or she were to be terminated other than for cause, death or disability, or resigns for good reason following a change in control of our company. The amounts shown assume that such termination was effective as of December 31, 2008, and thus include amounts earned through such time, and are estimates of the amounts that would be paid out to the executive upon his or her termination.

				Acceleration of
			Continuing	Stock
Name	Base Salary	Bonus	Benefits	Options(1)

Jennifer L. Good	$774,000	$309,600	$67,195	$—
Benjamin L. Palleiko(2)	451,500	135,450	31,664	—
Thomas R. Sciascia, M.D.	465,000	139,500	31,664	—
Amale Hawi, Ph.D.	422,400	126,720	11,794	—
Anand R. Baichwal, Ph.D.	372,000	111,600	31,664	—

(1)	This amount would be determined by multiplying the number of option shares that would accelerate, assuming a December 31, 2008 employment termination, by the excess of $1.57 over the exercise price of the option. $1.57 is the closing price of our common stock on the NASDAQ Global Market on December 31, 2008, the last day of trading in fiscal year 2008. As of December 31, 2008, all exercisable stock options had an exercise price above $1.57.

(2)	Mr. Palleiko’s employment terminated in January 2009.

Compensation of Directors

Under our director compensation program, non-employee directors receive annual fees, meeting fees and equity compensation as follows:

Annual Fees

Each non-employee director receives:

Annual retainer as a director	$20,000
Additional annual retainer for chairman of the board	15,000
Additional annual retainer for audit committee chair	15,000
Additional annual retainer for other audit committee members	5,000
Additional annual retainer for other board committee chairs	10,000
Additional annual retainer for other board committee members	3,000

We pay these annual retainers in quarterly installments on the first business day of each calendar quarter. Directors may elect to receive these fees in cash, shares of our common stock or a combination of both. For those directors that have elected to receive shares of stock in lieu of cash fees, we determine the number of shares of common stock to be issued in lieu of cash fees by dividing the fees to be paid in stock by the closing price of our common stock on the date the fees are otherwise payable. In 2008, we granted an aggregate of 41,274 shares of common stock related to annual retainer fees and meeting fees, as described below, to our non-employee directors at a weighted average of $2.53 per share.

Meeting Fees

We also pay our non-employee directors, in cash or shares of our common stock pursuant to a director’s election, fees of $1,500 for each board meeting attended in person and fees of between $500 and $1,000 for each board meeting attended telephonically. For those directors that have elected to receive shares of stock in lieu of cash fees, we determine the number of shares of common stock to be issued in lieu of cash fees by dividing the fees to be paid in stock by the closing price of our common stock on the date the fees are otherwise due.

Equity Compensation

On the first business day of each calendar year, we issue each non-employee director either options to purchase 12,000 shares of our common stock or a grant of 6,000 shares of restricted common stock, as elected by each director. The exercise price of the options equals the closing price of our common stock on the grant date. Options granted pursuant to this program vest on the first anniversary of the date of grant. Shares of restricted common stock granted pursuant to this program are granted without requiring payment of additional consideration by the recipient and vest on the first anniversary of the grant date. The vesting of options and of the restricted common stock granted to our non-employee directors is subject to acceleration in full upon a change in control of our company.

In addition, upon the date of the initial election of a non-employee director to our board, we grant such non-employee director 20,000 shares of restricted common stock and grant an additional 12,000 shares of restricted common stock every four years thereafter. These shares vest in four equal annual installments commencing upon the first anniversary of the date of the grant. The vesting of the restricted common stock is subject to acceleration in full upon a change in control of our company.

Expense Reimbursement

We reimburse our non-employee directors for all reasonable expenses incurred in attending meetings of the board of directors and committees of the board.

The following table summarizes the amounts paid (and stock awards made) to our non-employee directors during 2008.

2008 Director Compensation

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards	Total
Name(1)	($)(2)	($)(3)	($)(3)	($)

Christophe Bianchi, M.D.	$30,500	$132,977	$—	$163,477
Peter F. Drake, Ph.D.	34,502	55,082	—	89,584
Paul E. Freiman	55,504	86,328	—	141,832
Robert J. Hennessey	33,998	86,328	—	120,326
David P. Meeker, M.D.	45,000	121,618	—	166,618
W. James O’Shea	34,248	135,829	—	170,077
John N. Staniforth, Ph.D.	30,500	86,328	—	116,828
Anne M. VanLent	45,500	86,328	579	132,407

(1)	Jennifer L. Good, one of our directors, is also our President and Chief Executive Officer and a named executive officer. Ms. Good does not receive any additional compensation as a director. See “Summary Compensation Table” above for disclosure relating to her compensation.

(2)	Includes fees that were paid in shares of common stock in lieu of cash at the directors’ elections:

• Dr. Drake received 13,965 shares of common stock in lieu of $34,502 of cash fees;

• Mr. Freiman received 4,837 shares of common stock in lieu of $10,505 of cash fees;

• Mr. Hennessey received 1,386 shares of common stock in lieu of $7,498 of cash fees;

• Mr. O’Shea received 13,513 shares of common stock in lieu of $31,998 of cash fees; and

• Dr. Staniforth received 7,573 shares of common stock in lieu of $20,000 of cash fees.

(3)	Represents the amount of compensation cost that we recognized for financial statement reporting purposes for fiscal year 2008 with respect to restricted stock and option awards granted in fiscal year 2008 and previous fiscal years, as computed in accordance with SFAS No. 123R. The amounts disregard the estimate of forfeitures related to service-based vesting conditions. See Note 11 to the financial statements in our Form 10-K for the year ended December 31, 2008 filed with the SEC on March 16, 2009 regarding assumptions we made in determining the SFAS No. 123R fair values of equity awards. The following table shows the grant date fair values of stock grants awarded to our non-employee directors during 2008 as determined in accordance with SFAS No. 123R, the aggregate number of unvested stock awards held by each of our non-employee directors as of December 31, 2008, and the aggregate number of shares subject to options held by each of our non-employee directors as of December 31, 2008. There were no option awards made to our non-employee directors during 2008.

		Aggregate
		Number of
	Grant Date Fair	Unvested Stock	Aggregate Number
	Value of 2008 Stock	Awards as of	of Option Awards
Name	Awards	12/31/08	as of 12/31/08

Christophe Bianchi, M.D.	$32,460	21,000	—
Peter F. Drake, Ph.D.	32,460	11,000	—
Paul E. Freiman	32,460	15,000	69,380
Robert J. Hennessey	32,460	15,000	63,567
David P. Meeker, M.D.	32,460	21,000	—
W. James O’Shea	32,460	21,000	—
John N. Staniforth, Ph.D.	32,460	15,000	90,512
Anne M. VanLent	32,460	15,000	83,288

Compensation Committee Interlocks and Insider Participation

The current members of the compensation committee are Mr. Freiman, Dr. Drake, Mr. O’Shea and Dr. Bianchi. In June 2008, Mr. O’Shea was elected to serve as the chair of the compensation committee and Mr. Bianchi was elected to replace Mr. Hennessy. No member of the compensation committee was at any time during 2008, or formerly, an officer or employee of ours or any subsidiary of ours, nor has any member of the compensation committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K of the Exchange Act.

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information, as of December 31, 2008, about our common stock that may be issued upon exercise of options, warrants and rights under all of our equity compensation plans, which consist of our 2005 Stock Incentive Plan, our 1997 Equity Incentive Plan, our 1998 Spin-Off Plan and our 1997 Employee Stock Purchase Plan.

Equity Compensation Plan Information

	Number of		Number of Shares
	Shares to be		Remaining Available
	Issued Upon		for Future Issuance
	Exercise of	Weighted-Average	Under Equity
	Outstanding	Exercise Price of	Compensation Plans
	Options,	Outstanding	(Excluding Shares
	Warrants and	Options, Warrants	Reflected in
	Rights	and Rights	Column A)
Plan Category	(Column A)	(Column B)	(Column C)

Equity compensation plans that have been approved by shareholders	2,514,252	$12.28	2,421,700
Equity compensation plans that have not been approved by our shareholders	—	$—	—

Total	2,514,252	$12.28	2,421,700

As of March 12, 2009, there were 2,787,804 shares subject to issuance upon the exercise of outstanding stock options or awards under our equity compensation plans, at a weighted average exercise price of $10.44, and with a weighted average remaining life of 6.74 years. In addition, as of March 12, 2009, there were 87,000 unvested shares of restricted stock outstanding under our equity compensation plans. As of March 12, 2009, there were 2,054,878 shares available for future issuance under our 2005 Stock Incentive Plan, no shares available for future issuance under our 1997 Equity Incentive Plan and our 1998 Spin-Off Plan, and 44,955 shares available for future issuance under our 1997 Employee Stock Purchase Plan.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table presents information we know regarding the beneficial ownership of our common stock as of March 12, 2009 for each person, entity or group of affiliated persons whom we know to beneficially own more than 5% of our common stock. The table also sets forth such information for our directors and named executive officers and a former named executive officer, individually, and our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options and/or warrants to purchase shares of common stock that are exercisable within 60 days of March 12, 2009 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 31,719,442 shares of common stock outstanding as of March 12, 2009.

Unless otherwise indicated in the footnotes, the address of each director and named executive officer set forth below is: c/o Penwest Pharmaceuticals Co., 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810.

	Amount and Nature of Beneficial
	Ownership
Name and Address of Beneficial Owner	Number of Shares		Percentage

Tang Capital Management, LLC and Related Persons	6,695,598	(1)	21.1%
4401 Eastgate Mall San Diego, CA 92121
Perceptive Advisors and Related Persons	6,476,446	(2)	20.4%
499 Park Avenue, 25th Floor New York, NY 10022
Deerfield Partners and Related Persons	2,946,475	(3)	9.3%
780 Third Avenue, 37th Floor New York, NY 10017
D.E. Shaw & Co., L.P.	2,626,501	(4)	8.3%
120 W. 45th Street, Tower 45, 39th Floor New York, NY 10036
Franklin Resources, Inc.	2,049,435	(5)	6.5%
One Franklin Parkway San Mateo, CA 94403
Directors and Director Nominees:
Christophe Bianchi, M.D.	26,000		*
Peter F. Drake, Ph.D.	67,439		*
Paul E. Freiman	93,760	(6)	*
Jennifer L. Good	377,454	(7)	1.2%
Robert J. Hennessey	124,369	(8)	*
David P. Meeker, M.D.	26,000		*
W. James O’Shea	40,483		*
John N. Staniforth, Ph.D.	153,683	(9)	*
Anne M. VanLent	119,288	(10)	*
Joseph Edelman	6,476,446	(2)	20.4%
Other Named Executive Officers:
Anand R. Baichwal, Ph.D.	163,305	(11)	*
Amale Hawi, Ph.D.	58,750	(12)	*
Benjamin L. Palleiko	101,250	(13)	*
Thomas R. Sciascia, M.D.	262,279	(14)	*
All executive officers and directors as a group (13 persons)	1,614,060		4.9%

*	Represents beneficial ownership of less than 1%.

(1)	The foregoing information is based solely on a Schedule 13D/A filed with the Securities and Exchange Commission on March 30, 2009. Tang Capital Partners, LP reports having shared voting and dispositive power for 6,396,598 shares; Tang Capital Management, LLC reports having shared voting and dispositive power for 6,396,598 shares; and Kevin C. Tang reports having sole voting and dispositive power with respect to 77,500 shares, shared voting power for 6,544,098 shares and shared dispositive power for 6,618,098 shares.

(2)	The foregoing information is based solely on a Schedule 13D/A filed with the Securities and Exchange Commission on March 30, 2009. Perceptive Advisors LLC and Mr. Joseph Edelman report having shared voting power and shared dispositive power for 6,476,446 shares. In addition, Perceptive Advisors LLC owns a warrant to purchase 925,000 shares of the company’s common stock; however, the warrant is not currently exercisable because of exercise restrictions set forth therein and such shares of common stock are not included in the beneficial ownership amount set forth in the table above.

(3)	The foregoing information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2009. Deerfield Capital, L.P. reports having shared voting power and shared dispositive power for 1,037,928 shares. Deerfield Partners, L.P. reports having shared voting power and shared dispositive power for 286,212 shares. Deerfield Special Situations Fund, L.P. reports having shared voting power and shared dispositive power for 751,716 shares, including warrants to purchase 230,332 shares of Common Stock. Deerfield Management Company, L.P. reports having shared voting power and shared dispositive power for 1,908,547 shares. Deerfield International Fund Limited reports having shared voting power and shared dispositive power for 495,788 shares. Deerfield Special Situations International Limited reports having shared voting power and shared dispositive power for 1,412,759 shares, including warrants to purchase 418,493 shares of Common Stock. James E. Flynn reports having shared voting power and shared dispositive power for 2,946,475 shares.

(4)	The foregoing information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2009. David E. Shaw is the President and sole shareholder of D.E. Shaw & Co., Inc., which is the general partner of D.E. Shaw & Co., LP., which in turn is the managing member and investment advisor of D.E. Shaw Valence Portfolios, L.L.C. David E. Shaw may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, the 2,626,501 shares as described above and, therefore, Mr. Shaw may be deemed to be the beneficial owner of such shares. Mr. Shaw disclaims beneficial ownership of such 2,626,501 shares. D.E. Shaw Valence Portfolios, L.L.C. and D.E. Shaw & Co., L.P. report having shared voting power and shared dispositive power for 2,626,501 shares.

(5)	The foregoing information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2009. Franklin Advisers, Inc. (“FAI”) reports having sole voting power and sole dispositive power for 1,201,000 shares, and Franklin Templeton Portfolio Advisors, Inc. (“FTPAI”) reports having sole voting power and sole dispositive power for 848,435 shares. The securities reported are beneficially owned by one or more open or closed-ended investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. (“FRI”). Investment management contracts grant to such subsidiaries, including FAI and FTPAI, all investment and/or voting power over the securities owned by such investment management clients, unless otherwise reported. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI, Charles B. Johnson, Rupert H. Johnson, Jr. and each of its investment management subsidiaries, including FAI and FTPAI, disclaim any pecuniary interests in any of the shares.

(6)	Includes 61,039 shares subject to outstanding stock options held by Mr. Freiman that are exercisable within 60 days following March 12, 2009.

(7)	Includes 368,500 shares subject to outstanding stock options held by Ms. Good that are exercisable within 60 days following March 12, 2009.

(8)	Includes 63,567 shares subject to outstanding stock options held by Mr. Hennessey that are exercisable within 60 days following March 12, 2009.

(9)	Includes 81,635 shares subject to outstanding stock options held by Dr. Staniforth that are exercisable within 60 days following March 12, 2009.

(10)	Includes 74,876 shares subject to outstanding stock options held by Ms. VanLent that are exercisable within 60 days following March 12, 2009.

(11)	Includes 140,375 shares subject to outstanding stock options held by Dr. Baichwal that are exercisable within 60 days following March 12, 2009.

(12)	Includes 58,750 shares subject to outstanding stock options held by Dr. Hawi that are exercisable within 60 days following March 12, 2009.

(13)	Includes 98,750 shares subject to outstanding stock options held by Mr. Palleiko that are exercisable within 60 days following March 12, 2009.

(14)	Includes 257,375 shares subject to outstanding stock options held by Dr. Sciascia that are exercisable within 60 days following March 12, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that during 2008, the reporting persons complied with all Section 16(a) filing requirements, other than as follows:

•	Perceptive Advisors LLC and related persons filed 11 late Forms 4 and failed to report 23 reportable transactions on a timely basis;

•	each of our executive officers failed to timely file one Form 4, each relating to one reportable transaction; and

•	Mr. Freiman failed to timely file one Form 4 relating to two reportable transactions.

Our board hopes that shareholders will attend the meeting. Whether or not you plan to attend, you are urged to vote as soon as possible. You may vote by proxy over the Internet, by telephone, or by mail by submitting your proxy card by completing, signing, dating and returning your proxy card in the postage paid envelope provided. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. You may revoke your proxy at any time before its exercise at the meeting.

Your vote is extremely important. If you have any questions or require any assistance in voting your shares, please call our proxy solicitor, Mackenzie Partners LLC, toll-free at (800) 322-2885.

By order of the Board of Directors,

/s/  Frank P. Muscolo

Frank P. Muscolo
Corporate Secretary

             , 2009

APPENDIX A

This appendix supplements the information contained in this proxy statement which is required to be disclosed with regard to our directors, director nominees, officers and employees who, under the rules of the SEC are considered to be “participants” in the company’s solicitation of proxies from its shareholders in connection with the 2009 annual meeting.

The tables below set forth all transactions that may be deemed purchases and sales of shares of the company’s common stock by the individuals who are considered “participants” between March 9, 2007 and April 17, 2009.

		Number of	Transaction
Name	Date	Shares	Type

Christophe Bianchi, M.D., Director	1/02/2008	6,000	(1)
	6/21/2007	20,000	(1)
Peter F. Drake, Ph.D., Director	1/02/2009	10,192	(1)
	11/12/2008	1,705	(1)
	10/01/2008	3,955	(1)
	9/09/2008	346	(1)
	7/01/2008	2,789	(1)
	6/11/2008	328	(1)
	4/24/2008	502	(1)
	4/01/2008	2,564	(1)
	2/27/2008	482	(1)
	1/02/2008	7,294	(1)
	10/01/2007	628	(1)
	7/02/2007	558	(1)
	4/02/2007	695	(1)
Paul E. Freiman, Director	1/02/2009	6,000	(1)
	11/12/2008	1,705	(1)
	10/01/2008	424	(1)
	9/09/2008	519	(1)
	7/01/2008	299	(1)
	6/11/2008	492	(1)
	6/10/2008	5,000	(3)
	5/12/2008	4,000	(3)
	4/24/2008	502	(1)
	4/01/2008	275	(1)
	2/26/2008	482
	1/02/2008	6,139	(1)
	11/07/2007	248	(1)
	10/01/2007	67	(1)
	9/05/2007	122	(1)
	8/07/2007	4,489	(2)
	8/07/2007	5,339	(3)
	7/02/2007	60	(1)
	6/13/2007	112	(1)
	5/29/2007	1,999	(2)
	5/29/2007	5,499	(3)
	4/30/2007	2,500	(3)
	4/11/2007	140	(1)
	4/02/2007	75	(1)
Jennifer L. Good, Director and Executive Officer	—	—	—
Robert J. Hennessey, Director	1/02/2008	7,386	(1)
	11/07/2007	248	(1)
	10/01/2007	673	(1)
	9/05/2007	122	(1)
	7/02/2007	598	(1)
	6/13/2007	112	(1)
	4/11/2007	140	(1)
	4/02/2007	497	(1)
David P. Meeker, Director	1/02/2008	6,000	(1)

		Number of	Transaction
Name	Date	Shares	Type

	1/03/2007	20,000	(1)
W. James O’Shea, Director	11/12/2008	1,705	(1)
	10/01/2008	4,237	(1)
	9/09/2008	519	(1)
	7/01/2008	2,988	(1)
	6/11/2008	492	(1)
	4/24/2008	334	(1)
	4/01/2008	1,832	(1)
	2/27/2008	482	(1)
	1/02/2008	6,924	(1)
	10/01/2007	449	(1)
	9/05/2007	122	(1)
	7/02/2007	399	(1)
	6/13/2007	20,000	(1)
John N. Staniforth, Director	1/02/2009	6,000	(1)
	10/01/2008	2,825	(1)
	7/01/2008	1,992	(1)
	4/01/2008	1,832	(1)
	1/02/2008	6,924	(1)
	10/01/2007	449	(1)
	7/02/2007	399	(1)
	4/02/2007	497	(1)
Anne M. VanLent, Director	11/06/2008	6,900	(3)
	1/02/2008	6,000	(1)
Anand R. Baichwal, Executive Officer	—	—	—
Amale Hawi, Executive Officer	—	—	—

(1)	Shares acquired from the company in lieu of cash compensation payable in connection with such person’s service as a director of the company.

(2)	Shares acquired upon option exercise.

(3)	Shares disposed of in open market sale.

The following table sets forth purchases and sales of the company’s common stock by Perceptive Life Sciences Master Fund and its affiliates, of which Mr. Edelman, a director nominee, is chief executive officer, for the periods set forth below. The information in the table below has been compiled from related disclosure by Mr. Edelman in that certain preliminary proxy statement filed by Tang Capital and Perceptive with the SEC on April 14, 2009. Mr. Edelman’s business address is c/o Perceptive Advisors LLC, 499 Park Ave., 25th Floor, New York, NY 10022.

				Shares/Contracts/
				Number of
Entity	Transaction	Security	Trade Date	Warrants

Perceptive Life Sciences Master Fund Ltd.	Close Contract	June 2008 $15.00 Call Option	4/26/2007	353
Managed Account	Close Contract	June 2008 $15.00 Call Option	4/26/2007	19
Managed Account	Purchase	Common Stock	4/27/2007	1,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	4/27/2007	19,000
Managed Account	Purchase	Common Stock	6/1/2007	108
Managed Account	Purchase	Common Stock	7/18/2007	6,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	7/18/2007	94,000
Managed Account	Purchase	Common Stock	7/19/2007	600
Managed Account	Purchase	Common Stock	7/19/2007	9,300
Managed Account	Purchase	Common Stock	7/19/2007	12,000

				Shares/Contracts/
				Number of
Entity	Transaction	Security	Trade Date	Warrants

Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	7/19/2007	9,400
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	7/19/2007	145,700
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	7/19/2007	188,000
Managed Account	Purchase	Common Stock	7/20/2007	14,700
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	7/20/2007	230,300
Managed Account	Sale	Common Stock	7/23/2007	(2,130)
Perceptive Life Sciences Master Fund Ltd.	Sale	Common Stock	7/23/2007	(33,370)
Managed Account	Purchase	Common Stock	7/27/2007	3,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	7/27/2007	47,000
Managed Account	Purchase	Common Stock	7/31/2007	600
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	7/31/2007	9,400
Perceptive Life Sciences Master Fund Ltd.	Write Contract	September 2007 $12.50 Call Option	8/3/2007	(1,880)
Managed Account	Write Contract	September 2007 $12.50 Call Option	8/3/2007	(120)
Managed Account	Purchase	Common Stock	8/9/2007	1,200
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	8/9/2007	18,800
Perceptive Life Sciences Master Fund Ltd.	Write Contract	January 2009 $15.00 Call Option	8/14/2007	(414)
Perceptive Life Sciences Master Fund Ltd.	Write Contract	January 2009 $15.00 Call Option	8/14/2007	(940)
Perceptive Life Sciences Master Fund Ltd.	Write Contract	December 2007 $15.00 Call Option	8/14/2007	(409)
Managed Account	Write Contract	January 2009 $15.00 Call Option	8/14/2007	(60)
Managed Account	Write Contract	December 2007 $15.00 Call Option	8/14/2007	(26)
Perceptive Life Sciences Master Fund Ltd.	Write Contract	September 2007 $12.50 Call Option	8/24/2007	(940)
Perceptive Life Sciences Master Fund Ltd.	Write Contract	September 2007 $12.50 Put Option	8/24/2007	(1,880)
Perceptive Life Sciences Master Fund Ltd.	Write Contract	October 2007 $12.50 Put Option	8/24/2007	(1,880)
Managed Account	Write Contract	September 2007 $12.50 Call Option	8/24/2007	(60)
Managed Account	Write Contract	September 2007 $12.50 Put Option	8/24/2007	(120)
Managed Account	Write Contract	October 2007 $12.50 Put Option	8/24/2007	(120)
Perceptive Life Sciences Master Fund Ltd.	Close Contract	September 2007 $15.00 Call Option	8/27/2007	235
Managed Account	Close Contract	September 2007 $15.00 Call Option	8/27/2007	15
Perceptive Life Sciences Master Fund Ltd.	Purchase	September 2007 $15.00 Call Option	8/28/2007	705
Managed Account	Purchase	September 2007 $15.00 Call Option	8/28/2007	45

				Shares/Contracts/
				Number of
Entity	Transaction	Security	Trade Date	Warrants

Managed Account	Sale	Common Stock	8/30/2007	(6,000)
Perceptive Life Sciences Master Fund Ltd.	Sale	Common Stock	8/30/2007	(94,000)
Perceptive Life Sciences Master Fund Ltd.	Close Contract	September 2007 $12.50 Call Option	9/10/2007	94
Managed Account	Close Contract	September 2007 $12.50 Call Option	9/10/2007	6
Perceptive Life Sciences Master Fund Ltd.	Close Contract	September 2007 $12.50 Call Option	9/11/2007	517
Managed Account	Close Contract	September 2007 $12.50 Call Option	9/11/2007	33
Perceptive Life Sciences Master Fund Ltd.	Close Contract	September 2007 $12.50 Call Option	9/12/2007	537
Managed Account	Close Contract	September 2007 $12.50 Call Option	9/12/2007	34
Perceptive Life Sciences Master Fund Ltd.	Close Contract	September 2007 $12.50 Call Option	9/13/2007	1,372
Managed Account	Close Contract	September 2007 $12.50 Call Option	9/13/2007	107
Perceptive Life Sciences Master Fund Ltd.	Close Contract	September 2007 $12.50 Call Option	9/14/2007	329
Perceptive Life Sciences Master Fund Ltd.	Sale	September 2007 $12.50 Call Option	9/14/2007	(29)
Perceptive Life Sciences Master Fund Ltd.	Write Contract	September 2007 $12.50 Call Option	9/14/2007	(450)
Managed Account	Close Contract	September 2007 $12.50 Call Option	9/14/2007	21
Managed Account	Sale	September 2007 $12.50 Call Option	9/14/2007	(21)
Perceptive Life Sciences Master Fund Ltd.	Close Contract	September 2007 $12.50 Call Option	9/17/2007	450
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	9/20/2007	9,900
Perceptive Life Sciences Master Fund Ltd.	Assigned	September 2007 $12.50 Put Option	9/20/2007	99
Managed Account	Purchase	Common Stock	9/21/2007	12,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	9/21/2007	178,100
Perceptive Life Sciences Master Fund Ltd.	Assigned	September 2007 $12.50 Put Option	9/21/2007	1,781
Perceptive Life Sciences Master Fund Ltd.	Assigned	September 2007 $15.00 Call Option	9/21/2007	940
Managed Account	Expiration	September 2007 $15.00 Call Option	9/21/2007	60
Managed Account	Assigned	September 2007 $12.50 Put Option	9/21/2007	120
Perceptive Life Sciences Master Fund Ltd.	Close Contract	December 2007 $15.00 Call Option	9/24/2007	15
Managed Account	Purchase	Common Stock	10/1/2007	1,800
Managed Account	Purchase	Common Stock	10/1/2007	1,800
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/1/2007	28,200
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/1/2007	28,200

				Shares/Contracts/
				Number of
Entity	Transaction	Security	Trade Date	Warrants

Perceptive Life Sciences Master Fund Ltd.	Close Contract	January 2009 $15.00 Call Option	10/1/2007	1,354
Perceptive Life Sciences Master Fund Ltd.	Close Contract	December 2007 $15.00 Call Option	10/1/2007	394
Perceptive Life Sciences Master Fund Ltd.	Write Contract	December 2007 $10.00 Put Option	10/1/2007	(940)
Managed Account	Close Contract	January 2009 $15.00 Call Option	10/1/2007	86
Managed Account	Close Contract	December 2007 $15.00 Call Option	10/1/2007	26
Managed Account	Write Contract	December 2007 $10.00 Put Option	10/1/2007	(60)
Managed Account	Purchase	Common Stock	10/2/2007	1,800
Managed Account	Purchase	Common Stock	10/2/2007	1,800
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/2/2007	28,200
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/2/2007	28,200
Managed Account	Purchase	Common Stock	10/3/2007	1,200
Managed Account	Purchase	Common Stock	10/3/2007	1,800
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/3/2007	18,800
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/3/2007	28,200
Managed Account	Purchase	Common Stock	10/4/2007	1,302
Managed Account	Purchase	Common Stock	10/4/2007	3,000
Managed Account	Purchase	Common Stock	10/4/2007	3,000
Managed Account	Purchase	Common Stock	10/4/2007	21,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/4/2007	20,398
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/4/2007	47,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/4/2007	47,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/4/2007	329,000
Perceptive Life Sciences Master Fund Ltd.	Sale	Common Stock	10/4/2007	(25,000)
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/4/2007	50,000
Perceptive Life Sciences Master Fund Ltd.	Write Contract	October 2008 $10.00 Call Option	10/4/2007	(470)
Perceptive Life Sciences Master Fund Ltd.	Write Contract	November 2007 $10.00 Call Option	10/4/2007	(470)
Perceptive Life Sciences Master Fund Ltd.	Write Contract	December 2007 $12.50 Call Option	10/4/2007	(470)
Perceptive Life Sciences Master Fund Ltd.	Write Contract	January 2009 $10.00 Put Option	10/4/2007	(4,700)
Managed Account	Write Contract	October 2008 $10.00 Call Option	10/4/2007	(30)
Managed Account	Write Contract	November 2007 $10.00 Call Option	10/4/2007	(30)

				Shares/Contracts/
				Number of
Entity	Transaction	Security	Trade Date	Warrants

Managed Account	Write Contract	December 2007 $12.50 Call Option	10/4/2007	(30)
Managed Account	Write Contract	January 2009 $10.00 Put Option	10/4/2007	(300)
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/8/2007	100
Perceptive Life Sciences Master Fund Ltd.	Assigned	October 2007 $12.50 Put Option	10/8/2007	1
Perceptive Life Sciences Master Fund Ltd.	Write Contract	December 2007 $10.00 Call Option	10/8/2007	(470)
Managed Account	Write Contract	December 2007 $10.00 Call Option	10/8/2007	(30)
Managed Account	Purchase	Common Stock	10/9/2007	11,400
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/9/2007	50,400
Perceptive Life Sciences Master Fund Ltd.	Assigned	October 2007 $12.50 Put Option	10/9/2007	504
Perceptive Life Sciences Master Fund Ltd.	Write Contract	December 2007 $10.00 Call Option	10/9/2007	(470)
Managed Account	Write Contract	December 2007 $10.00 Call Option	10/9/2007	(30)
Managed Account	Assigned	October 2007 $12.50 Put Option	10/9/2007	114
Perceptive Life Sciences Master Fund Ltd.	Sale	December 2007 $10.00 Call Option	10/10/2007	(470)
Managed Account	Sale	December 2007 $10.00 Call Option	10/10/2007	(30)
Perceptive Life Sciences Master Fund Ltd.	Write Contract	December 2007 $10.00 Call Option	10/11/2007	(94)
Managed Account	Write Contract	December 2007 $10.00 Call Option	10/11/2007	(6)
Managed Account	Purchase	Common Stock	10/16/2007	3,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/16/2007	1,400
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/16/2007	47,000
Perceptive Life Sciences Master Fund Ltd.	Assigned	October 2007 $12.50 Put Option	10/16/2007	14
Perceptive Life Sciences Master Fund Ltd.	Close Contract	October 2008 $10.00 Call Option	10/16/2007	470
Perceptive Life Sciences Master Fund Ltd.	Close Contract	November 2007 $10.00 Call Option	10/16/2007	235
Perceptive Life Sciences Master Fund Ltd.	Close Contract	December 2007 $12.50 Call Option	10/16/2007	94
Managed Account	Close Contract	October 2008 $10.00 Call Option	10/16/2007	30
Managed Account	Close Contract	November 2007 $10.00 Call Option	10/16/2007	15
Managed Account	Close Contract	December 2007 $12.50 Call Option	10/16/2007	6
Managed Account	Purchase	Common Stock	10/17/2007	6,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/17/2007	94,000
Perceptive Life Sciences Master Fund Ltd.	Close Contract	November 2007 $10.00 Call Option	10/17/2007	235
Perceptive Life Sciences Master Fund Ltd.	Close Contract	December 2007 $10.00 Call Option	10/17/2007	38

				Shares/Contracts/
				Number of
Entity	Transaction	Security	Trade Date	Warrants

Perceptive Life Sciences Master Fund Ltd.	Close Contract	December 2007 $12.50 Call Option	10/17/2007	376
Managed Account	Close Contract	November 2007 $10.00 Call Option	10/17/2007	15
Managed Account	Close Contract	December 2007 $10.00 Call Option	10/17/2007	2
Managed Account	Close Contract	December 2007 $12.50 Call Option	10/17/2007	24
Managed Account	Purchase	Common Stock	10/18/2007	8,400
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/18/2007	131,600
Perceptive Life Sciences Master Fund Ltd.	Close Contract	December 2007 $10.00 Call Option	10/18/2007	94
Managed Account	Close Contract	December 2007 $10.00 Call Option	10/18/2007	6
Managed Account	Purchase	Common Stock	10/19/2007	600
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/19/2007	136,100
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/19/2007	10,000
Perceptive Life Sciences Master Fund Ltd.	Assigned	October 2007 $12.50 Put Option	10/19/2007	1,361
Perceptive Life Sciences Master Fund Ltd.	Close Contract	December 2007 $10.00 Call Option	10/19/2007	282
Managed Account	Close Contract	December 2007 $10.00 Call Option	10/19/2007	18
Managed Account	Assigned	October 2007 $12.50 Put Option	10/19/2007	6
Perceptive Life Sciences Master Fund Ltd.	Close Contract	December 2007 $10.00 Call Option	10/22/2007	94
Managed Account	Close Contract	December 2007 $10.00 Call Option	10/22/2007	6
Managed Account	Sale	Common Stock	10/23/2007	(900)
Perceptive Life Sciences Master Fund Ltd.	Sale	Common Stock	10/23/2007	(14,100)
Perceptive Life Sciences Master Fund Ltd.	Close Contract	December 2007 $10.00 Call Option	10/23/2007	85
Managed Account	Close Contract	December 2007 $10.00 Call Option	10/23/2007	5
Managed Account	Sale	Common Stock	11/1/2007	(4,500)
Perceptive Life Sciences Master Fund Ltd.	Sale	Common Stock	11/1/2007	(70,500)
Perceptive Life Sciences Master Fund Ltd.	Sale	Common Stock	11/1/2007	(20,500)
Managed Account	Sale	Common Stock	11/2/2007	(12,000)
Perceptive Life Sciences Master Fund Ltd.	Sale	Common Stock	11/2/2007	(188,000)
Perceptive Life Sciences Master Fund Ltd.	Close Contract	December 2007 $10.00 Call Option	11/2/2007	94
Managed Account	Close Contract	December 2007 $10.00 Call Option	11/2/2007	6
Managed Account	Sale	Common Stock	11/5/2007	(8,538)
Perceptive Life Sciences Master Fund Ltd.	Sale	Common Stock	11/5/2007	(133,762)

				Shares/Contracts/
				Number of
Entity	Transaction	Security	Trade Date	Warrants

Perceptive Life Sciences Master Fund Ltd.	Close Contract	December 2007 $10.00 Call Option	11/5/2007	278
Managed Account	Close Contract	December 2007 $10.00 Call Option	11/5/2007	17
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	11/6/2007	5,000
Perceptive Life Sciences Master Fund Ltd.	Close Contract	December 2007 $10.00 Call Option	11/6/2007	235
Managed Account	Close Contract	December 2007 $10.00 Call Option	11/6/2007	15
Managed Account	Purchase	Common Stock	11/7/2007	300
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	11/7/2007	4,700
Perceptive Life Sciences Master Fund Ltd.	Close Contract	December 2007 $10.00 Call Option	11/7/2007	304
Managed Account	Close Contract	December 2007 $10.00 Call Option	11/7/2007	21
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	11/9/2007	10,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	11/12/2007	12,500
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	11/12/2007	5,000
Perceptive Life Sciences Master Fund Ltd.	Assigned	December 2007 $10.00 Put Option	11/12/2007	125
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	11/13/2007	6,800
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	11/13/2007	15,698
Perceptive Life Sciences Master Fund Ltd.	Assigned	December 2007 $10.00 Put Option	11/13/2007	68
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	11/14/2007	2,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	11/14/2007	10,000
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $10.00 Put Option	11/14/2007	20
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	11/19/2007	17,500
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	11/19/2007	35,100
Perceptive Life Sciences Master Fund Ltd.	Assigned	December 2007 $10.00 Put Option	11/19/2007	175
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $10.00 Put Option	11/19/2007	351
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	11/20/2007	5,000
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $10.00 Put Option	11/20/2007	50
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	11/26/2007	2,500

				Shares/Contracts/
				Number of
Entity	Transaction	Security	Trade Date	Warrants

Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	11/26/2007	5,000
Perceptive Life Sciences Master Fund Ltd.	Assigned	December 2007 $10.00 Put Option	11/26/2007	25
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $10.00 Put Option	11/26/2007	50
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	11/27/2007	5,000
Perceptive Life Sciences Master Fund Ltd.	Assigned	December 2007 $10.00 Put Option	11/27/2007	50
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	11/30/2007	2,000
Perceptive Life Sciences Master Fund Ltd.	Assigned	December 2007 $10.00 Put Option	11/30/2007	20
Managed Account	Purchase	Common Stock	12/3/2007	1,700
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/3/2007	1,600
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/3/2007	2,800
Perceptive Life Sciences Master Fund Ltd.	Assigned	December 2007 $10.00 Put Option	12/3/2007	28
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $10.00 Put Option	12/3/2007	16
Managed Account	Assigned	December 2007 $10.00 Put Option	12/3/2007	17
Perceptive Life Sciences Master Fund Ltd.	Write Contract	March 2009 $5.00 Put Option	12/6/2007	(4,700)
Managed Account	Write Contract	March 2009 $5.00 Put Option	12/6/2007	(300)
Managed Account	Purchase	Common Stock	12/7/2007	6,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/7/2007	94,000
Perceptive Life Sciences Master Fund Ltd.	Sale	Common Stock	12/11/2007	(20,000)
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/14/2007	2,500
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/14/2007	15,000
Perceptive Life Sciences Master Fund Ltd.	Assigned	December 2007 $10.00 Put Option	12/14/2007	25
Managed Account	Purchase	Common Stock	12/17/2007	3,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/17/2007	2,900
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/17/2007	47,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/17/2007	10,000
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $10.00 Put Option	12/17/2007	29

				Shares/Contracts/
				Number of
Entity	Transaction	Security	Trade Date	Warrants

Managed Account	Purchase	Common Stock	12/18/2007	6,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/18/2007	94,000
Managed Account	Purchase	Common Stock	12/19/2007	3,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/19/2007	47,000
Managed Account	Purchase	Common Stock	12/20/2007	3,000
Managed Account	Purchase	Common Stock	12/20/2007	6,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/20/2007	47,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/20/2007	94,000
Managed Account	Purchase	Common Stock	12/21/2007	4,300
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/21/2007	3,400
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/21/2007	42,400
Perceptive Life Sciences Master Fund Ltd.	Assigned	December 2007 $10.00 Put Option	12/21/2007	424
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $10.00 Put Option	12/21/2007	34
Managed Account	Assigned	December 2007 $10.00 Put Option	12/21/2007	43
Managed Account	Purchase	Common Stock	12/24/2007	1,200
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/24/2007	18,800
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/26/2007	31,700
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $10.00 Put Option	12/26/2007	317
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/27/2007	27,500
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $10.00 Put Option	12/27/2007	275
Managed Account	Sale	Common Stock	12/28/2007	(1,800)
Perceptive Life Sciences Master Fund Ltd.	Sale	Common Stock	12/28/2007	(28,200)
Perceptive Life Sciences Master Fund Ltd.	Close Contract	January 2009 $10.00 Put Option	12/28/2007	3,286
Perceptive Life Sciences Master Fund Ltd.	Write Contract	March 2009 $7.50 Put Option	12/28/2007	(3,760)
Managed Account	Close Contract	January 2009 $10.00 Put Option	12/28/2007	300
Managed Account	Write Contract	March 2009 $7.50 Put Option	12/28/2007	(240)
Perceptive Life Sciences Master Fund Ltd.	Write Contract	March 2009 $5.00 Put Option	1/8/2008	(9,400)
Managed Account	Write Contract	March 2009 $5.00 Put Option	1/8/2008	(600)
Perceptive Life Sciences Master Fund Ltd.	Write Contract	January 2009 $5.00 Put Option	1/10/2008	(614)

				Shares/Contracts/
				Number of
Entity	Transaction	Security	Trade Date	Warrants

Managed Account	Write Contract	January 2009 $5.00 Put Option	1/10/2008	(39)
Perceptive Life Sciences Master Fund Ltd.	Write Contract	June 2009 $5.00 Put Option	1/17/2008	(940)
Managed Account	Write Contract	June 2009 $5.00 Put Option	1/17/2008	(60)
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	1/23/2008	53,600
Perceptive Life Sciences Master Fund Ltd.	Assigned	March 2009 $7.50 Put Option	1/23/2008	536
Perceptive Life Sciences Master Fund Ltd.	Write Contract	June 2009 $5.00 Put Option	1/23/2008	(200)
Managed Account	Purchase	Common Stock	1/29/2008	7,500
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	1/29/2008	117,500
Perceptive Life Sciences Master Fund Ltd.	Sale	June 2009 $5.00 Put Option	1/29/2008	(100)
Managed Account	Purchase	Common Stock	1/30/2008	10,200
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	1/30/2008	159,800
Managed Account	Purchase	Common Stock	1/31/2008	9,600
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	1/31/2008	150,400
Managed Account	Purchase	Common Stock	2/1/2008	2,520
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	2/1/2008	39,480
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	2/12/2008	5,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	2/19/2008	1,500
Perceptive Life Sciences Master Fund Ltd.	Assigned	March 2009 $7.50 Put Option	2/19/2008	15
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	2/20/2008	600
Perceptive Life Sciences Master Fund Ltd.	Assigned	March 2009 $7.50 Put Option	2/20/2008	6
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	3/4/2008	13,600
Perceptive Life Sciences Master Fund Ltd.	Assigned	March 2009 $5.00 Put Option	3/4/2008	136
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	3/5/2008	52,100
Perceptive Life Sciences Master Fund Ltd.	Assigned	March 2009 $5.00 Put Option	3/5/2008	521
Managed Account	Purchase	Common Stock	3/10/2008	24,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	3/10/2008	10,500
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	3/10/2008	307,700

				Shares/Contracts/
				Number of
Entity	Transaction	Security	Trade Date	Warrants

Perceptive Life Sciences Master Fund Ltd.	Assigned	March 2009 $5.00 Put Option	3/10/2008	105
Perceptive Life Sciences Master Fund Ltd.	Assigned	March 2009 $7.50 Put Option	3/10/2008	3,077
Managed Account	Assigned	March 2009 $7.50 Put Option	3/10/2008	240
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	3/11/2008	87,900
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	3/11/2008	1,850,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock Warrant (Expires 3/11/2013 - Strike $3.62)	3/11/2008	925,000
Perceptive Life Sciences Master Fund Ltd.	Assigned	March 2009 $5.00 Put Option	3/11/2008	879
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	3/12/2008	7,400
Perceptive Life Sciences Master Fund Ltd.	Assigned	March 2009 $5.00 Put Option	3/12/2008	74
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	3/18/2008	800
Perceptive Life Sciences Master Fund Ltd.	Assigned	March 2009 $7.50 Put Option	3/18/2008	8
Managed Account	Purchase	Common Stock	3/20/2008	90,000
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	3/20/2008	11,800
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	3/20/2008	1,238,500
Perceptive Life Sciences Master Fund Ltd.	Assigned	March 2009 $5.00 Put Option	3/20/2008	12,385
Perceptive Life Sciences Master Fund Ltd.	Assigned	March 2009 $7.50 Put Option	3/20/2008	118
Managed Account	Assigned	March 2009 $5.00 Put Option	3/20/2008	900
Managed Account	Close Contract	June 2009 $5.00 Put Option	3/28/2008	9
Managed Account	Close Contract	January 2009 $5.00 Put Option	3/28/2008	6
Managed Account	Close Contract	June 2009 $5.00 Put Option	4/11/2008	16
Managed Account	Close Contract	January 2009 $5.00 Put Option	4/11/2008	10
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	5/6/2008	2,500
Perceptive Life Sciences Master Fund Ltd.	Assigned	June 2009 $5.00 Put Option	5/6/2008	25
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	5/14/2008	2,500
Perceptive Life Sciences Master Fund Ltd.	Assigned	June 2009 $5.00 Put Option	5/14/2008	25
Managed Account	Purchase	Common Stock	6/20/2008	3,500
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	6/20/2008	91,500

				Shares/Contracts/
				Number of
Entity	Transaction	Security	Trade Date	Warrants

Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	6/20/2008	27,500
Perceptive Life Sciences Master Fund Ltd.	Assigned	June 2009 $5.00 Put Option	6/20/2008	915
Perceptive Life Sciences Master Fund Ltd.	Assigned	June 2009 $5.00 Put Option	6/20/2008	275
Managed Account	Assigned	June 2009 $5.00 Put Option	6/20/2008	35
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	9/26/2008	4,500
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $5.00 Put Option	9/26/2008	45
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/14/2008	300
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $5.00 Put Option	10/14/2008	3
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/24/2008	3,000
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $5.00 Put Option	10/24/2008	30
Managed Account	Purchase	Common Stock	12/29/2008	2,300
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/29/2008	4,700
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $5.00 Put Option	12/29/2008	47
Managed Account	Assigned	January 2009 $5.00 Put Option	12/29/2008	23
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	1/5/2009	25,000
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $5.00 Put Option	1/5/2009	250
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	1/16/2009	23,900
Managed Account	Other*	Common Stock	1/30/2009	(2,300)
Managed Account	Other*	Common Stock	3/6/2009	(274,362)

*	These transactions reflect the termination of the investment discretion of Perceptive Advisors LLC over the managed account. As a result of this termination, neither Perceptive Advisors LLC, nor Mr. Joseph Edelman has voting or dispositive power, or investment discretion over these shares.

Appendix B
PENWEST PHARMACEUTICALS CO.
AMENDMENT NO. 1 TO
1997 EMPLOYEE STOCK PURCHASE PLAN
     The 1997 Employee Stock Purchase Plan (the “1997 ESPP”) be, and hereby is, amended by deleting the second sentence of the first paragraph of the 1997 ESPP in its entirety and inserting the following in lieu thereof:
“Four Hundred and Twenty Eight Thousand (428,000) shares of Common Stock in the aggregate have been approved for this purpose.”

PENWEST PHARMACEUTICALS CO.
39 OLD RIDGEBURY RD.
SUITE 11
DANBURY, CT 06810
INTERNET - www.cesvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 9, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
TELEPHONE - 1-888-693-8683
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 9, 2009. Have your proxy card in hand when you call and then follow the instructions.
MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PENWS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENWEST PHARMACEUTICALS CO.			For All	Withhold All		For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.

Vote on Directors
1.	ELECTION OF DIRECTORS		☐	☐		☐

Election of W. James O’Shea as a class III director: Election of Joseph Edelman as a class III director:

Vote on Company Proposals								For	Against	Abstain

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3.

2.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year:							☐	☐	☐

3.	Approval of the proposed amendment to the Company’s 1997 Employee Stock Purchase Plan:							☐	☐	☐

Vote on Shareholder Proposals								For	Against	Abstain

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSALS 4, 5 AND 6

4.	Approval of the proposed amendment to the bylaws to require annual meetings to be held every April 30:							☐	☐	☐

5.	Approval of the proposed amendment to the bylaws to require the approval of 75% of the directors in office to various specified actions:							☐	☐	☐

6.	Approval of the proposed request that the board take prompt and thoughtful action to wind down substantially all of the Company’s operations:							☐	☐	☐

This proxy will be voted in accordance with any directions herein given. If no direction is given, this proxy will be voted for the director nominees and proposals 2 and 3 and against proposals 4, 5 and 6.

Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereof the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please indicate if you plan to attend this meeting.				☐ Yes	☐ No

IMPORTANT- PLEASE SIGN AND RETURN THIS PROXY PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date					Signature (Joint Owners)	Date

PENWEST PHARMACEUTICALS CO.
ANNUAL MEETING OF SHAREHOLDERS
Wednesday June 10, 2009
10:00 AM Local Time
Corporate Center
39 Old Ridgebury Rd.
Danbury, CT 06810
(See reverse side for voting instructions)
ê FOLD AND DETACH HERE ê

WHITE
PROXY
For the Annual Meeting of the Shareholders of
Penwest Pharmaceuticals Co.
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF THE COMPANY
     The undersigned, revoking all prior proxies, hereby appoint(s) Jennifer L. Good and Frank P. Muscolo, and each of them, as proxies of the undersigned (with full power of substitution in them and each of them) to attend and represent the undersigned at the Annual Meeting of Shareholders of Penwest Pharmaceuticals Co. (the “Company”) to be held at 39 Old Ridgebury Road, Danbury, Connecticut 06810 on June 10, 2009, at 10:00 a.m., and any adjourned sessions thereof, and there to act and vote as indicated, upon all matters referred to on the reverse side and described in the proxy statement relating to the annual meeting, all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present at the meeting and at any adjourned sessions thereof. Proposals 1, 2 and 3 are being proposed by the Board of Directors of the Company, and proposals 4, 5 and 6 are being proposed by shareholders.
     Attendence of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate thereof the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.
     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.
(Continued and to be signed on the reverse side)